Transfer Agency Services Order

This Transfer Agency Services Order (this “Order”) is made and effective as of September 30, 2025 (“Order Effective Date”) by and between FIS Investor Services LLC (“Service Provider” or “FIS”), and each statutory trust named below, acting solely with respect to itself and not jointly or jointly and severally with any other trust (each such trust, the “Victory Investment Company” or the “Client”) and to the extent applicable, each Fund of each such Victory Investment Company set forth on Annex C to Attachment 2, acting solely with respect to itself and not jointly with any other Fund or Victory Investment Company.

For clarity, notwithstanding the Order Effective Date, the Service Period shall commence on the date the Services are first made available to Client following completion of the conversion (the “Service Period Start Date”), and all fees, service standards, and performance obligations that are by their nature incapable of being performed prior to the Service Period Start Date, shall commence as and from such Service Period Start Date.

ON BEHALF OF EACH INVESTMENT COMPANY SET FORTH		FIS INVESTOR SERVICES LLC
BELOW AND EACH FUND OF EACH SUCH INVESTMENT
COMPANY SET FORTH ON ANNEX C TO ATTACHMENT 2 TO
THIS ORDER, EACH IN ITS INDIVIDUAL AND SEPARATE
CAPACITY.
Signature: /s/ Tom Dusenberry \s1\		Signature:	/s/ Peggy Poche

Name:	Tom Dusenberry	Name:	Peggy Poche
Title:	President	Title:	Accounting Manager
Date:	September 30, 2025 | 8:37 PM EDT	Date:	September 30, 2025 | 7:27 PM EDT

VICTORY INVESTMENT COMPANIES

•VICTORY PORTFOLIOS IV, a Delaware Statutory Trust (FIS EID 244677)

•VICTORY VARIABLE INSURANCE FUNDS II, a Delaware Statutory Trust (FIS EID 244676)

•PIONEER ILS INTERVAL FUND, a Delaware Statutory Trust (FIS EID 244684)

Account ID: 244677; 244676; 244684	OID: 01080390	LR #: 00242918.0
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FIS TRANSFER AGENCY SERVICES ORDER

SOLUTION AND RELATED INFORMATION

•SERVICES: See Attachment 2 hereto.

•TERM: See Attachment 2.

•FEES:

o Third-party Fees: See Attachment 1.

o FIS Fees: See Attachment 2.

•PERSONAL DATA: Client will use FIS as a data processor of Personal Data under this Order. Client will use the Services to Process Personal Data including, but not limited to, name, email address, telephone number, and account number, relating to the following categories of natural persons: staff of customers of Client, customers of Client, Shareholders (as that term is defined in Section 1.(nn) below), and other individuals (i) designated as beneficiaries of and/or (ii) with legal and/or fiduciary responsibilities for Shareholder accounts (e.g., beneficiaries and trustees). Such Personal Data will include Personal Data in relation to individuals domiciled in the European Economic Area, United Kingdom, and/or Switzerland, which Personal Data will be processed in compliance with the Personal Data Processing Annex in effect as of the Order Effective date found at https://www.fisglobal.com/solutions/legal/fis-information-security .

TERMS AND CONDITIONS:

1.DEFINED TERMS. As used in this Order, the terms below (and their plural or singular forms as applicable) have the following meanings:

(a)“Affiliate” whether capitalized or not, means, with respect to a specified Person, any Person which directly or indirectly controls, is controlled by, or is under common control with the specified Person as of the Order Effective Date, for as long as such relationship remains in effect.

(b)“Agent” means any administrative or other service provider used by a Party in connection with carrying out its obligations under this Order, whether or not such Person would be deemed an agent under principles of any applicable law, and “FIS Agent” shall mean such service provider used by FIS and “Client Agent” shall mean such service provider used by Client.

(c)“Applicable Jurisdiction” means the U.S., the United Kingdom, and any other jurisdiction where any FIS IP will be located or from where any FIS IP will be accessed under this Order.

(d)“Authorized Person” means Client or any Person (including Client Agents) whom or which, respectively, FIS believes in good faith to be authorized by Client to act on its behalf in the performance of any act, discretion, or duty under this Order (including, for the avoidance of doubt, any officer or employee of such Person), notified to FIS in a notice reasonably acceptable to FIS as having been so authorized by Client.

(e)“Authorized Recipient” means (i) with respect to Client, Client, any officer of Client, and any employee of an Agent, provided that the Agent is not a competitor of FIS; and (ii) with respect to FIS, FIS, its Affiliates, and its and their respective contractors and third-party providers.

(f)“Board” means the Board of Trustees of Client.

(g)“Business Day” means Monday through Friday with the exception of New York Stock Exchange closings.

(h)“Client Agent” is defined in the definition of “Agent”.

(i)“Client Data” means data related to Client, its Investors, Funds, and Shareholders stored or Processed by FIS as a result of the Services; provided however, that aggregated data that is not personally identifiable data and also not identifiable to Client shall not be deemed Client Data or Client’s Confidential Information.

(j)“Client IP” means any trademark, service mark, certification mark, logo, trade dress, trade name, corporate name, brand name or other intellectual property source indicators, including all good-will associated with any of the foregoing, of Client and/or any of its Affiliates, and any and all of the following as applicable: the object code and the source code for any Client-owned software (including any Licensed System) made available to FIS in connection with

FIS’ provision of the Services to Client, including the visual expressions, screen formats, report formats and other design features of such software, all ideas, methods, algorithms, formulae and concepts used in developing and/or incorporated into such software, and all future modifications, updates, releases, improvements and enhancements of such software, all derivative works (as such term is used in the U.S. copyright laws) based upon any of the foregoing, all copies of the foregoing, and all intellectual property rights in, to, or under any of the foregoing. Client IP also includes

Account ID: 244677; 244676; 244684	OID: 01080390	LR #: 00242918.0
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trade secrets and/or proprietary property of Client, its Affiliates, and each of their licensors, having great commercial value to Client, its Affiliates, and/or each of their licensors. Client IP excludes FIS IP.

(k)“Client Portal” means a FIS self-service portal that offers a comprehensive and streamlined set of resources for Client to effectively manage its relationship with FIS, including specific information and documentation about FIS, and FIS’ comprehensive written policies, procedures, and standards related to information security. As of the Order Effective Date, the link to the Client Portal is as follows: https://my.fisglobal.com/vendor-management .

(l)“Confidential Information” means all non-public proprietary, financial, business, technical, operational, or legal information disclosed or otherwise made available by or on behalf of Disclosing Party to Receiving Party in connection with this Order, whether disclosed orally, visually, electronically, or in writing, and whether or not marked as confidential. Without limiting the generality of the foregoing, Client’s Confidential Information shall include Client IP, Client Data, the details of Client's computer operations, its investments and potential investments, and its investors or potential investors collected, generated or used by Client, where such information is owned, licensed, stored, or maintained by Client, or on their behalf and regardless of the form in which such information is contained, and FIS’ Confidential Information shall include FIS IP. Confidential Information shall include the terms of this Order, but not the fact that this Order has been signed, the identity of the Parties, or the Services. Notwithstanding the foregoing, the term “Confidential Information” does not include information that: (i) prior to the receipt thereof under this Order had been developed independently by Receiving Party, or was lawfully known to Receiving Party, or had been lawfully received by Receiving Party from other sources, provided such other source(s) are not under an obligation of confidentiality to the Disclosing Party; (ii) subsequent to the receipt thereof under this Order (A) is published by Disclosing Party or is disclosed generally by Disclosing Party to others without a restriction on its use and disclosure, or (B) has been lawfully obtained by Receiving Party from other source(s) which Receiving Party reasonably believes lawfully came to possess it, or (iii) is publicly known at or after the time either Party first learns of such information or is generic information or knowledge which either Party would have learned in the course of its work in the trade, business, or industry.

(m)“Copy” whether capitalized or not means any paper, disk, tape, film, memory device or other material or object on or in which any words, object code, source code, or other symbols are written, recorded, or encoded, whether permanent or transitory.

(n)[RESERVED]

(o)“Documentation” means the standard user documentation FIS provides with respect to the Services as such Documentation may be updated from time to time.

(p)“Export Laws” means any laws, administrative regulations, and executive orders of any Applicable

Jurisdiction relating to the control of imports and exports of commodities and technical data, use or remote use of software and related property or services, embargo of goods or services, or registration of this Order including the Export Administration Regulations of the U.S. Department of Commerce and the regulations and executive orders administered by the Office of Foreign Asset Control of the U.S. Department of the Treasury.

(q)“Feedback” means any suggestions or recommendations for improvements or modifications to a Party’s IP made by or on behalf of the other Party.

(r)“FIS Agent” is defined in the definition of “Agent”.

(s)“FIS IP” means any of the following: the Documentation related to the Services, the object code and the source code for any software made available by FIS and/or FIS Affiliate(s) to Client or Client Agents in connection with the Services, the visual expressions, screen formats, report formats and other design features of such software and/or Services, and all ideas, methods, algorithms, formulae, and concepts used in developing and/or incorporating into such software, the Services, Documentation, and all future modifications, updates, releases, improvements, and enhancements of such software, all derivative works (as such term is used in the U.S. copyright laws) based upon any of the foregoing, and all copies of the foregoing, and all intellectual property rights in, to, or under any of the foregoing. FIS IP also includes trade secrets and/or proprietary property of FIS, its Affiliates, and each of their licensors, having great commercial value to FIS, its Affiliates, and/or each of their licensors. FIS IP excludes Client IP.

(t)“Fund” means a separate portfolio or series of Client listed in Annex C to Attachment 2, if any.

(u)“Fund Data” means any and all data, information, records, reports, files, documents, or other materials, in any form or medium, that are provided, made available, or otherwise disclosed by or on behalf of any Fund to FIS in connection with this Order, or that are generated or Processed by FIS solely on behalf of or for the benefit of the Funds pursuant to this Order. Fund Data includes, without limitation: (i) investor account data and transaction information; (ii) portfolio holdings and valuation information; (iii) regulatory filings and compliance-related records; (iv) investment policies, risk procedures, and internal governance data, including any policies established under Rule 22c-2 or similar rules for the purpose of eliminating or reducing dilution of the value of outstanding securities issued by a Fund; and (v) any Confidential Information of the Funds as defined in this Order that is provided for Processing.

(v)“Good Faith Dispute” means a good faith dispute by Client of certain amounts invoiced under this Order. A Good Faith Dispute will be deemed to exist only if (i) Client had given notice of the dispute to FIS promptly after receiving

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the invoice, and (ii) the notice explains Client's position in reasonable detail. A Good Faith Dispute will not exist as to an invoice in its entirety merely because certain amounts on the invoice have been disputed.

(w)“Governmental Authority” means any regulatory agency, court, other governmental body or self- regulatory agency with jurisdiction over a Party.

(x)“Including” whether capitalized or not means including but not limited to.

(y)“Instruction” means a direction or order, either oral or in writing, made by Client, Authorized Person(s), or Client Agent(s).

(z)“Intellectual Property” means Client IP or FIS IP as applicable.

(aa)“Intermediaries” means Client’s financial intermediaries, dealers, and selling group members collectively.

(bb)“Investor” means a person that buys or sells securities.

(cc)“Liability Cap” means the amount paid or payable in fees by Client to FIS under this Order in the twenty- four (24) month period immediately preceding the date on which a Party had received written notice from the other Party of a claim against it arising from this Order.

(dd)“Licensed System” means the proprietary system(s) licensed by Client from FIS or an Affiliate of FIS, or other proprietary system(s) (including Client’s) utilized by Client from time to time for purposes of trade monitoring or operations.

(ee)“Offering Documents” means communications or documents intended for distribution to any Investor in connection with the offering or sale by Client of securities, products, or services, as such communications or documents may be amended from time to time.

(ff)“Organic Documents” means, for any incorporated or unincorporated entity, the documents pursuant to which the entity was formed as a legal entity, as such documents may be amended from time to time.

(gg)“Party” or “Parties”: means each of FIS and Client, each of which is individually referred to herein as a “Party” and collectively as the “Parties.”

(hh)“Person” whether capitalized or not means any individual, sole proprietorship, joint venture, partnership, corporation, company, firm, bank, association, cooperative, trust, estate, government, governmental agency, regulatory authority, Fund, or other entity of any nature.

(ii)“Personal Data” means any information relating to an identified or identifiable natural person.

(jj)“Policies and Procedures” means the written policies and procedures, including amendments thereto, of Client in any way related to the Services, including any such policies and procedures contained in the Organic Documents or Offering Documents.

(kk)“Process”, “Processed” or “Processing” means any operation on data whether or not by automated means, such as collection, recording, organization, structuring, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment, combination, restriction, erasure, or destruction.

(ll)“Rule 22c-2” or “Rule” means Rule 22c-2 under the Investment Company Act of 1940.

(mm)“Service Period” means the period beginning on the Service Period Start Date, which is identified in

Attachment 2, and ending on the last day of the Initial Term or Renewal Term(s), as applicable.

(nn)“Shareholder” means a shareholder in the Fund(s).

(oo)“Shareholder Data” means the data with respect to Shareholders that is delivered for access by FIS and

Client, by either an Intermediary, as required pursuant to the Rule or applicable agreement, or by FIS.

2.SERVICES.

2.1Services; No Implied Duties. Client agrees to engage FIS to perform the services (the “Services”) described in Attachment 2. FIS will perform the Services in accordance with and subject to the terms of this Order. The Services will be provided only on Business Days during Client’s business hours or as adjusted by the agreement of the Parties from time to time. The Services are provided only with respect to Client and the Funds, and FIS shall have no obligation to provide Services to any Person unless FIS has agreed to do so in a written amendment to Attachment 2. FIS shall have no right or authority to withhold or deny Services to any such Fund properly designated by the Client without the Client’s prior written consent. FIS is responsible for the full and timely performance of all duties, functions, and responsibilities expressly set forth in this Order, including Attachment 2. FIS will have no duties or obligations, except as expressly stated in this Order.

2.2Rule 22c-2 Services. The following shall apply to all Rule 22c-2 Services if any Rule 22c-2 Services are listed in Attachment 2.

Account ID: 244677; 244676; 244684	OID: 01080390	LR #: 00242918.0
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(a)Client acknowledges receipt of a copy of FIS' policy related to the acceptance of trades for prior day processing (the “FIS As-Of Trading Policy”). FIS may amend the FIS As-of Trading Policy from time to time in its sole discretion. A copy of such amendments, if any, shall be promptly delivered or made available to Client whenever the policy is materially amended or upon request, and the Client shall have the right to object in writing to any such amendment that materially conflicts with the Client’s compliance policies, risk management standards, or regulatory obligations. FIS may apply the FIS As-Of Trading Policy whenever applicable, unless FIS agrees in writing to process trades according to an as-of trading policy as adopted by Client and furnished to FIS by Client. Client acknowledges and agrees that deviations from the FIS As-Of Trading Policy and its written transfer agent procedure and compliance procedures might involve a substantial risk of loss. In the event an Authorized Person requests that an exception to such procedures or the FIS As-Of Trading Policy, FIS may in its sole discretion determine whether to permit such exception. If FIS determines to permit such exception, the exception shall become effective when set forth in a written instrument approved by FIS, executed by an Authorized Person, and delivered to FIS (an “Exception”); provided that an Exception concerning the requirements of Client’s Anti-Money Laundering (“AML”) Program shall be authorized by Client’s AML Compliance Officer. An Exception shall be deemed to remain in effect until such instrument expires according to such instrument’s terms (or if no expiration date is stated, until FIS receives written notice from

Client that such instrument has been terminated, and the Exception is no longer in effect).

(b)Client acknowledges that Intermediaries (and not FIS (except to the extent FIS is transfer agent to Client)) provide the Shareholder Data and that FIS' service is dependent upon delivery of the Shareholder Data by such Intermediaries. Client agrees that it will be bound to those terms and conditions imposed by Intermediaries to which Client and FIS has agreed in writing. Client acknowledges that FIS' ability to monitor trades and provide the Rule 22c-2 Services is dependent upon (i) timely delivery of accurate data by Intermediaries, and (ii) continued availability of such data. Client acknowledges that Intermediaries may supplement, modify, remove, or discontinue providing data, or discontinue the availability of such data, and in all such events FIS may be limited in its ability to monitor the trades and/or provide the Services with respect to such data. FIS shall have no obligation to monitor trades to the extent that data is not available to FIS.

(c)Client acknowledges that in connection with the provision of the Rule 22c-2 Services, if any, FIS may be asked by third-party providers to agree to certain terms and conditions and the imposition of certain fees. Client agrees that it will promptly respond to any request made by FIS with respect to whether Client will consent to the terms, conditions, and fees being imposed by any third-party provider. Client understands that any failure to consent to such terms, conditions, and fees may result in the failure to receive information from third-party providers, including Intermediaries. If Client consents, Client shall then be bound by any such terms and conditions and shall reimburse FIS for any such fees imposed on FIS.

(d)Shareholder Information Agreement Services. The following shall apply only to “Shareholder Information Agreement Services”, if such Services are listed in Attachment 2 as part of “Rule 22c-2 Services: Client authorizes its transfer agent, distributor, or other appropriate party to enter into the Shareholder Information Agreements (as that term is defined in Annex A of Attachment 2) in order for Client to obtain transaction information from Intermediaries.

(e)Trade Monitoring Services. The following shall apply only to “Trade Monitoring Services”, if such Services are listed in Attachment 2 as part of “Rule 22c-2 Services”: In order for FIS to perform trade monitoring services, Client will provide to FIS promptly after the Order Effective Date: (i) authorization for FIS or its designee to receive transaction information from Intermediaries for any underlying accounts of omnibus accounts held on the Funds' shareholder record keeping system; (ii) a list of all known omnibus accounts maintained with respect to the Funds; (iii) authorization for FIS to provide information and data about the Fund(s) and/or Client (including the Prospectus and Statement of Additional Information for each Fund, and all other forms of documents commonly used by Client or its distributor with regard to relationships and transactions with Shareholders, and Client’s and each Funds' written market timing policies, including any related policies and procedures and rules

(collectively “Company Policies”)), and/or Shareholders to FIS' service providers, including the provider(s) of the Licensed System(s), in connection with the provision of services listed under the Trade Monitoring Services subheading of “Rule 22c-2 Services” and as required in connection with the use of the Licensed System(s); (iv) authorization for FIS and any other provider(s) of the Licensed System(s), acting individually, to act as attorney- in-fact for the Client to obtain data from Intermediaries and give instructions related to the delivery of such data (including the manner of such delivery); and (v) copies of all Shareholder Information Agreements between Intermediaries and the Fund(s), their distributor(s), or any party acting on the Client’s or Fund(s)’ behalf. Client shall give FIS advance written notice of any modification or termination of any Shareholder Information Agreement or any new agreements entered into with Intermediaries and the terms thereof.

2.3Changes. If Client or FIS requests to amend this Order the Parties will negotiate in good faith with a view to reaching agreement on such amendment. No amendment shall be effective unless made in writing and executed

Account ID: 244677; 244676; 244684	OID: 01080390	LR #: 00242918.0
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by both Parties. If such request is to change the Services, the amendment must specify (i) the timeline and dependencies, and each Party’s obligations for implementing the change to the Services (“Change”), and (ii) any mutually agreed upon implementation and/or additional ongoing fees and expenses that might be required to affect such Change. Client will promptly notify FIS of any changes (or pending changes) in law(s) applicable to Client and/or the Fund(s) that are relevant to the Services. In the event that any such changes to laws applicable to Client and/or the Funds require changes to the Services, FIS and Client shall cooperate in good faith to implement agreed- upon modifications and neither party shall unreasonably withhold or delay agreement on any such Change. To the extent a change is required by laws and agreed to in accordance with this Section 2.3, and such change impacts other clients of FIS receiving services similar to the Services hereunder, FIS agrees to share the costs of implementing such change “pro rata” among such other clients, including Client. For purposes of this Section 2.3, “pro rata” means that each client (including Client) shall bear a portion of such costs proportionate to the relative effort required to implement the change for that client as compared to the total effort required across all impacted clients. Notwithstanding the foregoing, FIS shall implement such Change(s) that are necessary or advisable, as determined by FIS, in order to comply with any laws applicable to FIS that become effective after the Order Effective Date. FIS shall provide the Client with reasonable prior written notice of such Change(s), including the plan and timeline for implementing such Change(s), if and to the extent such laws so require. The Client shall have the right to review and promptly comment on such plans to ensure alignment with the Client’s operational and regulatory requirements.

2.4Provision of Information. In order for FIS to provide the Services, Client shall promptly provide and cause its employees and current and immediately preceding Client Agents to promptly provide, to FIS the information and documents that FIS reasonably requests solely to the extent necessary to perform the Services and this Order, including any Organic Documents, Offering Documents, and Policies and Procedures. Such information may include copies of applicable Organic Documents, Offering Documents, and relevant portions of Policies and Procedures, provided that nothing in this Section shall require the Client to disclose information that is privileged, confidential, or not reasonably required for the performance of the Services.

2.5Dependencies. FIS’ obligation to provide the Services is contingent on the dependencies specified in Section

10 below in addition to any dependencies or contingencies set forth expressly herein.

2.6Use of Agents. FIS is permitted to appoint FIS Agents without the consent of Client to perform any of the Services, including printing, mailing, and distributing documents; provided, however that FIS notifies Client of any appointments and provides, upon request by Client but subject to any restrictions on information-sharing present in the contract(s) between FIS and any such FIS Agent, any information Client determines is reasonably necessary to document and perform due diligence on such FIS Agent. Any such diligence shall be conducted at Client's sole cost and expense. FIS will use reasonable care in the selection and continued appointment of FIS Agents and shall remain responsible for all actions of the FIS Agents. With respect to any Confidential Information and Personal Data to which FIS Agents may have access, FIS will ensure that the FIS Agents will be subject to written confidentiality, data protection and security measures that are at least as stringent as those applicable to FIS hereunder, and that such FIS Agents comply with all applicable privacy, cybersecurity, and data protection laws.

2.7Insufficient Instruction. FIS may act on any Instruction where FIS reasonably believes the Instruction contains sufficient information. FIS may decide not to act on any Instruction where FIS reasonably doubts its contents.

2.8Recalled, Amended, and Cancelled Instructions. If Client requests FIS to recall, cancel or amend an Instruction, FIS shall, subject to applicable law, use reasonable efforts to comply.

2.9No Fiduciary. FIS, its employees, FIS Agents, and each of FIS Agent’s employees are not under this Order:

(i) acting as a fiduciary, certified public accountant, broker or dealer; (ii) providing investment, accounting, valuation, legal or tax advice to Client or any other person; (iii) providing investment advisory, portfolio management, plan administration, risk management, depository, custodian or other services; or (iv) providing compliance services except as expressly set forth in Attachment 2. FIS shall not be required under this Order to take any action that would require licensing or registration to provide any of the foregoing services or perform any of the foregoing functions.

2.10Reports; Periodic Reviews. FIS shall render to the Client such periodic and special reports as Client may reasonably request with respect to matters relating to the Services provided by FIS set forth herein. With respect to special reports, FIS reserves the right to evaluate each such request and discuss appropriate reimbursement in light of the scope and effort anticipated to be necessary. Client may elect to utilize technology development hours for this purpose. FIS will cooperate with reasonable periodic reviews of FIS' Services and its business to the extent related to the Services. Client shall provide FIS with reasonable advance notice of any such reviews, and FIS and Client shall agree on the date, time, and the scope of such reviews.

2.11Compliance with Policies and Procedures. In the performance of the Services, FIS shall take all actions reasonably necessary and appropriate for the Client and the Funds to remain in compliance with the Policies and Procedures as they relate to the Services.

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3.CLIENT’S RESPONSIBILITIES, REPRESENTATIONS, AND AUTHORIZATIONS.

3.1Client’s Information. As between the Parties, Client is responsible for the accuracy and completeness of, and FIS has no obligation to review for accuracy or completeness of: (i) information contained in the Organic Documents, Offering Documents, and Policies and Procedures; and (ii) any data submitted to FIS for Processing by or on behalf of Client. However, notwithstanding the foregoing, FIS shall conduct the review if and as expressly set forth in the

“Profile II Services” section of Annex A to Attachment 2, or the “Miscellaneous/Other” Subsection in the “Shareholder Transactions” section of Annex A to Attachment 2.

3.2Client’s and Third-Party’s Information and Communications.

(a)Reliance. Client and FIS shall comply with security procedures used by FIS (and disclosed to Client from time to time) that are intended to establish the origination of the communication and the authority of the Person sending any communication, including any Instruction. Provided Client and FIS comply with such security procedures, FIS will be entitled to treat any communication, including any Instruction, as having originated from an Authorized Person, Client, or Client’s Agent, and to treat Client as having authorized FIS to accept and act upon any communication, including any Instruction and any form or document (including Offering Documents, prospectuses, Organic Documents, Policies and Procedures). Client also authorizes FIS to rely on and share the information and data it receives from (i) providers of market data services provided by a securities exchange or other providers of market data, (ii) clearance or settlement systems, (iii) any Person who/which possesses information about Client, Client’s Investors and/or Shareholders reasonably necessary for FIS to provide the Services and with whom/which FIS is required to engage or contract in order to receive such information and data, (including investment advisers, Funds’ accountants, intermediaries, or custodians that service Client, Investors, Client Agents, Investors’ agents (whether or not such Person would be deemed an agent under principles of any applicable law), Client’s employees, each of Client Agents’ employees, said Investors’ employees and each of said Investor’s employees, shareholders of Client, agents of Client’s shareholders,

Shareholders, and agents of Shareholder(s)); and (iv) third parties engaged by FIS at the request of Client to provide Services to or for the benefit of Client and/or its investors in securities of Client or Funds; and notwithstanding anything to the contrary in this Order, such third parties will not be considered FIS Agents, or agents of FIS under any applicable law or for purposes of this Order.

(b)Authorization. Client confirms that each Authorized Person is authorized to perform all lawful acts on behalf of Client in connection with this Order, including (i) and (ii) below, until FIS receives written notice or other notice acceptable to FIS of any change of an Authorized Person and FIS has had a reasonable opportunity under the circumstances to act in response to said notice: (i) signing any agreements, declarations or other documents relating to the Services; and (ii) providing any Instruction.

(c)Errors, Duplication. Client shall be responsible for acts, errors, and omissions made by Client, Client Agents, Authorized Persons, the third parties described in Subsection 3.2(a)(iv) above, and any Person whom/which FIS relied upon in accordance with this Order, and the duplication of any Instruction by Client, Client Agents, Authorized Persons, and any of said third parties.

3.3Client’s Representations. Client represents and acknowledges that as of the Order Effective Date and at the date any Service is used or provided: (i) where it acts as an agent on behalf of any of its own Investors, whether or not expressly identified to FIS from time to time, any such Investors will not, by virtue of the Services provided hereunder by FIS to Client, be customers or indirect customers of FIS; and (ii) without prejudice to any more specific obligations set forth in this Order, Client has obtained all consents from Investors and Intermediaries required in connection with the engagement by Client of FIS to provide the Services.

3.4Cooperation and Access. To the extent reasonably necessary for FIS to perform its obligations under this Order, Client shall provide, or cause to be provided to FIS access to Client, Client Agents, and the location site(s), equipment, data and employees, of each of Client and Client Agents, and shall otherwise cooperate with FIS in its performance hereunder, all as reasonably necessary for FIS to perform its obligations under this Order.

4.PAYMENTS.

4.1Fees, Expenses and Payment Terms. Client shall pay to FIS the fees and reimburse FIS for the expenses set forth in or provided for in this Order (including Attachment 1 and Attachment 2). The fees set forth in Attachment 2 do not include third-party fees. Third-party fees are described in Attachment 1, and Client shall be solely responsible for and shall pay all third-party fees, as and when directed by FIS or the third-party providers. Client's payments shall be due within thirty (30) days after the invoice date. A late payment fee at the rate of twelve percent (12%) per year (or, if lower, the maximum rate permitted by applicable law) shall accrue on any amounts thirty (30) days past due and unpaid by Client to FIS, except for those line items of an invoice subject to a Good Faith Dispute. FIS may increase the fees payable by Client in accordance with the fee increase language, if any, set forth in Attachment 2.

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4.2Invoices. FIS shall provide monthly invoices in arrears. All invoices shall be sent to Client's address set forth in Attachment 2. Client will notify FIS promptly in writing of any incorrect invoice, periodic accounting, or other report with respect to the Services (said accounting and report, a “Report”) and, in any case, within sixty (60) days from the date on which the invoice or Report is sent or made available to Client. Nothing herein is intended to prevent Client from notifying FIS of any errors or corrections in an invoice or Report beyond such time, provided that FIS shall not be responsible for any losses caused by Client’s delay in making such notification.

4.3Taxes. The fees and other amounts payable by Client to FIS under this Order do not include any taxes, duties, levies, fees or similar charges or surcharges of any jurisdiction (including consumption taxes such as GST or VAT), that might be assessed or imposed in connection with the transactions contemplated by this Order (collectively

“Taxes”), excluding only taxes based upon FIS’ net income. Client shall (i) be responsible for the payment of all such Taxes, (ii) directly pay all such Taxes assessed against it or promptly reimburse FIS for any Taxes that FIS is required by law to collect or pay on behalf of Client. Taxes do not include withholding tax (“WHT”) based on the income of FIS. FIS is ultimately responsible for any WHT; however, if Client is required by law to deduct WHT from payments owing by Client to FIS and remit it to the applicable tax authorities, Client will: (a) promptly notify FIS; (b) deduct such WHT from the payment due to FIS (and, in doing so, Client shall apply to such withholding any exemption or reduced tax rate specified in a tax treaty between Client’s and FIS’ respective countries of tax domicile);

(c) promptly pay such WHT to the relevant government agency and remit the net amount after the WHT deduction to FIS; (d) promptly, and in any event upon FIS’ request, give FIS an official receipt or other official document evidencing payment of such WHT so that FIS may claim a tax credit from the applicable tax authorities; and (e) remain liable to pay FIS for any difference in the amount calculated at the applicable WHT rate that is not supported by a WHT certificate from Client. Each Party will provide such assistance, documentation, and information reasonably requested by the other Party to resolve any dispute, difference, or disagreement with the applicable tax authorities. FIS will not be responsible for any penalties, WHT, or interest related to the failure of Client to deduct and pay Taxes timely in accordance with applicable local laws. FIS and Client will reasonably cooperate with each other in determining the extent to which any Taxes are due and owing in connection with this Order.

4.4Remedies for Non-Payment. If Client fails to pay FIS, within sixty (60) days after FIS makes written demand therefor, any past-due amount payable under this Order (including interest thereon) that is not the subject of a Good Faith Dispute, then in addition to all other rights and remedies which FIS may have, FIS may, in its sole discretion and with further notice to Client stating the suspension date, suspend performance of any or all of its obligations under this Order (other than those in sections 4.2,.4.3, 5.2, 6, 7, 12.1, 12.8, and 12.13 of this Order). FIS shall have no liability for Client’s use of the Services until all past-due amounts that are not the subject of a Good Faith Dispute are paid in full.

5.COMPLIANCE; SERVICES DESCRIPTION; HARMFUL CODE.

5.1Compliance with Laws. FIS shall comply with all laws, enactments, orders, and regulations applicable to it solely as the provider of Services. Client will promptly notify FIS of any changes (or pending changes) in applicable laws, enactments, orders, and regulations with respect to Client or the Funds that are relevant to the Services. In the event that any such changes applicable to the Funds or Client require changes to the Services, such changes shall be agreed to in accordance with Subsection 2.3 above. Client shall comply with all laws, enactments, orders, and regulations applicable to it as the recipient and user of Services. Without limiting the foregoing, Client shall comply with all applicable laws and obtain all necessary consents from any Person, including its Investors and employees, regarding the collection, use, and distribution to FIS of any information or data regarding such Persons to (i) permit FIS to provide Services under this Order to Client and where contemplated by this Order Client’s Affiliates and Investors in accordance with this Order, and (ii) undertake activities related to the provision of Services under this Order (the “Permitted Purposes”).

5.2Services Description. Without the written approval of FIS, Client will not describe the Services or the terms or conditions of this Order in any communication or document intended for distribution to any Investor in connection with an Offering Document and will not amend any such references to FIS or the terms or conditions of this Order in any Offering Document that has been previously approved by FIS. FIS will not unreasonably withhold, condition, or delay any of the foregoing requested approvals, provided that Client includes, upon request by FIS, reasonable notices describing the terms of this Order relating to FIS, its liability, and the limitations thereof. If the Services include the distribution by FIS of notices or statements to Investors, FIS may, upon advance notice to Client, include reasonable notices describing the terms of this Order relating to FIS, its liability, and the limitations thereof. If Investor notices are not sent by FIS but rather by Client or some other Person, Client will reasonably cooperate with any request by FIS to include such notices. Client shall not, in any communications with Investors, whether oral or written, make any representations to its Investors stating or implying that FIS is providing valuations with respect to Client’s securities, products, or services, verifying any valuations, or verifying the existence of any assets in connection with Client’s securities, products, or services. Notwithstanding the foregoing, the Client may describe the Services and the terms or conditions of this Order in any Offering Document or other communication intended for distribution to Investors or filed with a Governmental Authority, to the extent such disclosure is required by applicable law or regulation, including without limitation in connection with any registration statement or similar

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public filing.

5.3Harmful Code. FIS shall not introduce or code, whether knowingly or unknowingly, into any software deliverable provided hereunder or into Client’s network or systems, any virus or unauthorized disabling code. The

Services performed by FIS and any deliverables which are developed or changed by FIS are and will be free from viruses, worms, time bombs, Trojan horses, disabling programming codes or routines, cancel bots, or other such items that may threaten, infect, damage, disable, provide unauthorized access, or otherwise interfere with Client’s use of such Services and deliverables or any system, or cause the unauthorized interception or expropriation of data or personal information.

6.MITIGATION OF HARM; LIMITATIONS OF LIABILITY; INDEMNITIES; DISCLAIMER.

6.1Mitigation of Harm. Upon the actual knowledge by a Party of the occurrence of any event which might cause any loss, damage, or expense to the other Party, the Party with such knowledge shall, as soon as reasonably practicable: (i) notify the other Party of the occurrence of such event, and (ii) use commercially reasonable efforts to take reasonable steps under the circumstances to mitigate or reduce the effects of such event and avoid its continuing harm, if any.

6.2Liability; Limitations of Liability.

(a)In rendering the Services hereunder, FIS shall use such reasonable skill, care, and diligence that a prudent experienced transfer agent registered with the SEC under the Securities Exchange Act of 1934 would exercise in rendering such Services for investment companies and their series registered with the SEC under the Investment Company Act of 1940, having regard to the prevailing rules, practices, procedures and circumstances in the market concerned, and shall act without bad faith, willful misfeasance, negligence, fraud, or reckless disregard by it of its obligations or duties (the “Standard of Care”) and, subject to Client’s compliance with this Subsection 6.2, FIS shall be liable to Client for direct damages caused by FIS’ material failure to render the Services in accordance with the Standard of Care. For purposes of this Section 6.2 and the indemnity set forth in Section 6.4, and notwithstanding any language to the contrary elsewhere in this Order, “direct damages” means actual, out-of- pocket costs incurred by Client directly due to FIS’ alleged breach. Within thirty (30) days of Client’s actual discovery of FIS’ material failure to render the Services in accordance with the Standard of Care, Client must give notice to FIS (and FIS must receive same) describing the particular Services at issue to the extent known to Client, together with, to the extent available under the circumstances, adequate supporting documentation and data. Upon receipt of such notice, FIS shall, where practicable, remedy the issue or re-perform the particular Service(s) affected as soon as reasonably practical at no additional charge.

(b)FIS will not be liable hereunder (including, notwithstanding anything to the contrary, under Sub-subsection 6.2(a) above) for:

(i)failure to provide, in whole or in part, any Service in the following circumstances: (i) if any Dependency set forth in Section 10 below is not met through no fault of FIS; (ii) if the failure is at the request or with the consent of an Authorized Person; (iii) if any law to which FIS is subject prohibits or limits the performance of the Services; or (iv) if the failure results from a Force Majeure Event;

(ii)errors or failures to act by Client or any third party (except FIS Agents), including failure by Client to obtain all necessary consents from Intermediaries and Investors or comply with laws applicable to Client, or the inaccuracy, incompleteness, sequence or timeliness of any data supplied by such third parties include custodians, Funds’ accountants and investment advisers, market and reference data providers, brokers and other intermediaries, Client Agents, Authorized Persons, and Investors;

(iii)reliance on the advice of counsel or independent accountants chosen or approved by Client or chosen by FIS with reasonable care;

(iv)legal, tax, or investment advice; and

(v)breach of any Shareholder Information Agreement(s) or the terms, conditions, or procedures of any Intermediary.

(c)EACH PARTY’S CUMULATIVE LIABILITY TO THE OTHER PARTY FOR ALL LOSSES, CLAIMS, SUITS, CONTROVERSIES, BREACHES OR DAMAGES FOR ANY CAUSE WHATSOEVER ARISING OUT OF OR RELATED TO THIS ORDER, (REGARDLESS OF THE FORM OF ACTION OR LEGAL THEORY), SHALL NOT EXCEED THE LIABILITY CAP.

(d)UNDER NO CIRCUMSTANCES SHALL EITHER PARTY (OR ANY OF ITS AFFILIATES PROVIDING OR RECEIVING SERVICES UNDER THIS ORDER ) BE LIABLE TO THE OTHER OR ANY OTHER PERSON FOR LOSSES OR DAMAGES WHICH FALL INTO ANY OF THE FOLLOWING CATEGORIES: (A) LOST REVENUES; (B) LOST PROFITS; (C) LOSS OF BUSINESS; (D) TRADING LOSSES; (E)

INACCURATE DISTRIBUTIONS; (F) LOST PERFORMANCE; (G) OPPORTUNITY COSTS; OR (H)

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INCIDENTAL, INDIRECT, EXEMPLARY, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES OF ANY KIND RESULTING FROM THE SERVICES PROVIDED HEREUNDER, OR ARISING FROM ANY BREACH OR TERMINATION OF THIS ORDER), WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY), OR OTHERWISE, AND WHETHER OR NOT FORESEEABLE, EVEN IF THE RELEVANT PARTY WAS ADVISED OR AWARE OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES. FOR PURPOSES OF CLARIFICATION, THE FOLLOWING SHALL BE DEEMED “DIRECT DAMAGES” AS BETWEEN CLIENT AND FIS FOR THE PURPOSES OF THIS ORDER: (i) ANY AND ALL DAMAGES, INCLUDING CONSEQUENTIAL AND SIMILAR DAMAGES, AWARDED TO A THIRD PARTY FOR WHICH INDEMNIFICATION IS PROVIDED BY A PARTY UNDER SECTIONS 6.3 OR 6.5 BELOW; (ii) THE REASONABLE OUT-OF-POCKET COSTS INCURRED BY CLIENT IN THE PREPARATION AND DISTRIBUTION OF ANY NOTIFICATIONS REQUIRED BY APPLICABLE PRIVACY BREACH NOTIFICATION LAWS; AND (iii) THE REASONABLE OUT-OF-POCKET COSTS INCURRED BY CLIENT IN PROVIDING CREDIT MONITORING SERVICES TO AFFECTED INDIVIDUALS FOR A PERIOD OF ONE (1) YEAR, IN EACH CASE OF (ii) AND (iii), SOLELY TO THE EXTENT CAUSED BY THE UNAUTHORIZED DISCLOSURE OF CLIENT DATA RESULTING FROM FIS’ BREACH OF ITS OBLIGATIONS UNDER SECTIONS 7.1, 7.2, OR 7.3.

(e)THE LIMITATIONS AND EXCLUSIONS SET FORTH IN SUB-SUBSECTIONS (c) AND (d) ABOVE SHALL NOT APPLY TO: (i) FAILURE TO PAY FEES AND EXPENSES WHEN DUE; (ii) DAMAGES CAUSED BY

EITHER PARTY’S FRAUD OR WILLFUL MISCONDUCT; (iii) A PARTY’S LIABILITY FOR DEATH OR PERSONAL INJURY DUE TO THAT PARTY’S NEGLIGENCE; (iv) BREACHES OF ANY APPLICABLE SCOPE OF USE; OR (v) A PARTY’S LIABILITY FOR DAMAGES TO THE EXTENT THAT SUCH LIMITATION OR EXCLUSION IS NOT PERMITTED BY APPLICABLE LAW. THE LIMITATIONS SET FORTH IN SUBSECTION 6.2(c) DO NOT APPLY TO CLAIMS FOR WHICH INDEMNIFICATION IS PROVIDED BY A PARTY UNDER SECTIONS 6.3 OR 6.5.

(f)Neither Party shall be liable for or be considered in breach of this Order due to any of the following events or failure to perform its obligations under this Order (other than for Client its payment obligations, which obligations shall be suspended only for so long as the Force Majeure Event renders Client unable by any means to transmit payments when due hereunder) as a result of: a cause beyond its reasonable control, including strikes, riots, earthquakes, epidemics, terrorist actions, criminal acts by unrelated third parties, wars, fires, floods, weather, power failure, telecommunications outage, acts of any military, civil or regulatory authority, or acts of God (singularly a “Force Majeure Event”). This provision does not relieve FIS from its obligations to maintain a Global Business Resilience Program for the Services as referenced in Section 12.12 (including maintaining and testing disaster recovery plans).

(g)The representations and warranties made by FIS in this Order and the obligations of FIS under this Order run only to Client and not to its Affiliates, Client Agents, Authorized Persons, Investors, Client’s investment advisors, affiliated Persons, Funds, Shareholders, or any other Persons. Under no circumstances shall any

Affiliate, Client Agents, Authorized Persons, Client’s investment advisors, or any other Person be considered a third-party beneficiary of this Order or otherwise entitled to any rights or remedies under this Order (including any right to be consulted in connection with any variation or rescission of this Order agreed between FIS and Client), even if such Affiliates, Client Agents, Authorized Persons, Investors, Client’s investment advisors, or any other Persons are provided access to the data maintained by FIS in connection with the Services via the Internet or other networked environment.

6.3Indemnity by Client. Client will indemnify FIS, each of its Affiliates, and its and each Affiliate’s officers, directors, employees, and representatives, FIS Agents, and each FIS Agent’s officers, directors, employees and representatives (each, a “FIS Indemnitee”), and will defend and hold each FIS Indemnitee harmless from all losses, costs, damages, and expenses (including reasonable legal fees) incurred by FIS and/or each FIS Indemnitee in any action or proceeding between FIS and Client, or between FIS, Client and any third party(ies), or between FIS and any third party(ies), and all claims, demands, or requests imposed on, incurred by, or asserted against FIS

(collectively “FIS Losses” and each an “FIS Loss”), all the foregoing FIS Losses in connection with or arising out of the following:

(a)the Services, data (including Fund Data or Shareholder Data) and/or documents provided or failed to be provided to FIS in accordance with this Order, or this Order, except any FIS Loss resulting from FIS’ or any FIS Agent’s material failure to render the Services in accordance with the Standard of Care; or

(b)any alleged untrue statement of a material fact contained in any Offering Document of Client, or arising out of or based upon any alleged omission to state a material fact required to be stated in any Offering Document or necessary to make the statement(s) in any Offering Document not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished in writing to Client by FIS specifically for use in the Offering Document; or

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(c)any breach of any Shareholder Information Agreement(s) or the terms, conditions, or procedures of any Intermediary or Intermediaries; or

(d)any third-party claim asserting that any Client IP, as and when made available to FIS by Client and when properly used for the purpose and in the manner specifically authorized by this Order, infringes, misappropriates, or otherwise violates any patent issued as of the Order Effective Date by a country that is a signatory to the Paris Convention, any copyright of any country that is a member of the Berne Convention as of said date, or any trade secret or other proprietary right of any Person.

The third parties referenced in this Subsection 6.3 above include any Investor, Shareholder, the U.S. Internal Revenue Service, or any regulatory, prosecuting, tax, or governmental authority in any jurisdiction, domestic or foreign.

If any claim under Subsection 6.3(d) is initiated, or in Client’s sole opinion is likely to be initiated, Client may at its option and expense:

(i)modify or replace all or part of the subject Client IP so that it is no longer allegedly infringing, misappropriating or violative of the aforesaid rights; provided that the functionality thereof is not reduced in any material respect; or

(ii)procure for FIS the right to continue using the subject Client IP; or

(iii)remove all or the pertinent part of the subject Client IP, and in such case this Order shall terminate with respect to any portion of the Services that relies on FIS’ use of or access to the subject Client IP or part thereof removed.

Client’s obligation under Subsection 6.3 is contingent upon FIS: (a) promptly giving notice to Client after the date FIS first receives notice of the applicable claim (provided that later notice shall relieve Client of its liability and obligations under this Subsection 6.3 only to the extent that Client is prejudiced by such later notice); (b) allowing Client to have sole control of the defense or settlement of the claim; provided that, Client will not enter into any settlement agreement for such claim that has a material adverse impact on FIS without FIS’ written consent; (c) reasonably cooperating with Client during defense and settlement efforts; and (d) not making any admission, concession, consent judgment, default judgment, or settlement of the applicable claim or any part thereof (unless otherwise agreed by Client in writing). For the purpose of this paragraph and without limitation, provisions of a settlement agreement shall not be deemed to have a material adverse impact on FIS to the extent that the provisions (i) require the payment of amounts covered by Client’s indemnification obligation under this Subsection 6.3, or (ii) impose restrictions related exclusively to Client IP or part(s) thereof. FIS may monitor any such litigation or proceeding at its expense, using counsel of its choosing.

Notwithstanding the foregoing, subject to clause (a) below in this paragraph, FIS may assume the defense of any claim at any time upon notice to Client if such claim: (i) arises from a regulatory examination, investigation, inquiry, or other regulatory action, proceeding, or review of FIS, or (ii) seeks injunctive or other, similar relief that would require FIS to take or refrain from taking any action; and (a) under no circumstance shall any FIS Indemnitee confess any claim or make any compromise of any claim in which Client does undertake the indemnity in accordance with this Subsection 6.3, except with Client’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Client shall have no obligation or duty with respect to any such confession or compromise that is made without its such consent.

The remedies provided in this Subsection 6.3 are the sole remedies for any FIS Losses (as that term is defined in Subsection 6.3). For the avoidance of doubt, each Client and each Fund shall be treated as a separate and distinct entity for purposes of this Subsection 6.3, and the obligations of Client (including any indemnification obligations) are several and not joint as between Client and any Fund(s), or among multiple Funds.

6.4Indemnity by FIS. FIS will indemnify Client, each of its Affiliates, and its and each Affiliate’s officers, directors, employees, and representatives (each, a “Client Indemnitee”), and will defend and hold each Client Indemnitee harmless for and from those damages with respect to which FIS is liable to Client under Section 6.2(a) of this Order.

6.5Intellectual Property Indemnity by FIS.

6.5.1FIS will indemnify Client, each of its Affiliates, and its and each Affiliate’s officers, directors, employees, and representatives, Client Agents, and each Client Agent’s officers, directors, employees and representatives (each, a “Client Indemnitee”), and will defend and hold each Client Indemnitee harmless from all Losses incurred by Client and/or each Client Indemnitee in any action or proceeding between Client and FIS, or between Client, FIS, and any third party(ies), or between Client and any third party(ies), and all claims, demands, or requests imposed on, incurred by, or asserted against Client, in connection with or arising out of any third-party claim (also “Losses”) asserting that any FIS IP used by FIS to provide the Services (“FIS Solution”), as and when used by FIS on behalf

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of Client or made available to Client by FIS and, to the extent applicable, when properly used by Client for the purpose and in the manner specifically authorized by this Order, infringes, misappropriates, or otherwise violates any patent issued as of the Order Effective Date by a country that is a signatory to the Paris Convention, any copyright of any country that is a member of the Berne Convention as of said date, or any trade secret or other proprietary right of any Person.

The third parties referenced in this Subsection 6.5 include any Investor, Shareholder, the U.S. Internal Revenue Service, or any regulatory, prosecuting, tax, or governmental authority in any jurisdiction, domestic or foreign.

FIS’ obligation under Subsection 6.5 is contingent upon Client: (a) promptly giving notice to FIS after the date Client first receives notice of the applicable claim (provided that later notice shall relieve FIS of its liability and obligations under this Subsection 6.5 only to the extent that FIS is prejudiced by such later notice); (b) allowing FIS to have sole control of the defense or settlement of the claim, provided that, FIS will not enter into any settlement agreement for such claim that has a material adverse impact on Client without Client’s written consent; (c) reasonably cooperating with FIS during defense and settlement efforts; and (d) not making any admission, concession, consent judgment, default judgment, or settlement of the applicable infringement claim or any part thereof (unless otherwise agreed by FIS in writing). For the purpose of this paragraph and without limitation, provisions of a settlement agreement shall not be deemed to have a material adverse impact on Client to the extent that the provisions (i) require the payment of amounts covered by FIS’ indemnification obligation under this Subsection 6.5 or (ii) impose restrictions related exclusively to FIS IP or part(s) thereof. Client may monitor any such litigation or proceeding at its expense, using counsel of its choosing.

If any claim under Subsection 6.5 is initiated, or in FIS’ sole opinion is likely to be initiated, FIS may at its option and expense:

(i)modify or replace all or part of the subject FIS Solution so that it is no longer allegedly infringing, misappropriating or violative of the aforesaid rights; provided that the functionality or performance thereof is not reduced in any material respect; or

(ii)procure for Client the right to continue using the subject FIS Solution; or

(iii)remove all or the pertinent part of the FIS Solution, and in such case this Order shall terminate with respect to the Services that are dependent on such FIS Solution or part thereof removed, and refund to Client any pre-paid and unearned amounts with respect to said Services; provided that Client shall have the right to terminate this Order in its entirety if Client determines, in its reasonable discretion, that the termination of such Services materially compromises FIS’ ability to fulfill Client’s requirements with respect to the subject matter of this Order.

The remedies provided in this Subsection 6.5 are the sole remedies for any Losses (as that term is defined in Subsection 6.5).

6.5.2DISCLAIMER. EXCEPT AS EXPRESSLY STATED IN THIS ORDER, ALL REPRESENTATIONS, WARRANTIES, TERMS AND CONDITIONS, ORAL OR WRITTEN, EXPRESS OR IMPLIED, ARISING FROM COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE, QUALITY OF INFORMATION, QUIET ENJOYMENT, OR OTHERWISE (INCLUDING IMPLIED WARRANTIES, TERMS AND CONDITIONS OF MERCHANTABILITY, SATISFACTORY QUALITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, NON- INTERFERENCE, AND NON-INFRINGEMENT) ARE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EXCLUDED FROM THIS ORDER.

6.5.3Open Negotiation. Client and FIS have freely and openly negotiated this Order, including the pricing, with the knowledge that the liability of the Parties is to be limited in accordance with the provisions of this Order.

7.CONFIDENTIALITY; SECURITY; INTELLECTUAL PROPERTY; USE RESTRICTIONS.

7.1Confidentiality. The Party receiving Confidential Information (“Receiving Party”) from the other Party (“Disclosing Party”) shall not, and shall cause its Authorized Recipients not to, use Confidential Information for any purpose except as necessary to implement, perform, or enforce this Order. Receiving Party will implement commercially reasonable administrative, technical, and physical safeguards designed to: (a) ensure the security and confidentiality of the Confidential Information; (b) protect against anticipated threats or hazards to the security of the Confidential Information; and (c) protect against unauthorized access to or use of the Confidential Information. Prior to disclosing the Confidential Information to its Authorized Recipients, Receiving Party shall inform them of the confidential nature of the Confidential Information and require them to abide by the terms of this Order. Receiving Party will promptly notify Disclosing Party if Receiving Party confirms any improper use or disclosure of Confidential Information and will promptly commence all reasonable efforts to investigate and correct the cause(s) of such improper use or disclosure. If Receiving Party believes the Confidential Information must be disclosed under applicable law, Receiving Party may

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do so only to the extent required by such law and only after providing, to the extent permitted by law, the Disclosing Party with prompt written notice and a reasonable opportunity to contest such disclosure or obtain a protective order. The Receiving Party shall reasonably cooperate with the Disclosing Party’s efforts to limit the scope of such disclosure. Each Party shall following termination of this Order, promptly (i) destroy or return to the Disclosing Party any and all of the Disclosing Party's Confidential Information or Personal Data in tangible form in its possession together with any copies or reproductions thereof or (ii) destroy any notes, memoranda or other documents concerning the Confidential Information or Personal Data to the extent that such notes, memoranda or other documents include the Disclosing Party's Confidential Information or Personal Data; provided, however, that such Party may retain copies of any Confidential Information or Personal Data if retention is required to meet any rule, law, or regulation to which such Party is subject or pursuant to any internal record-keeping policy in place as a result of such rule, law, or regulation. Each Party's obligations under this Subsection 7.1 shall be subject to reasonable technical limitations on a Party's ability to retrieve or destroy electronically processed information or data. Where a Party destroys the Confidential Information or Personal Data of the Disclosing Party, upon request of the Disclosing Party, such Party shall certify the destruction of the Disclosing Party's Confidential Information or Personal Data.

7.2Security.

7.2.1FIS will implement commercially reasonable administrative, technical, and physical safeguards designed to: (i) ensure the security and confidentiality of Client Data; (ii) protect against any anticipated threats or hazards to the security or integrity of the Client Data; and (iii) protect against unauthorized access to or use of the Client Data. FIS will review and test such safeguards at least annually.

7.2.2If Client makes the data maintained or created through the Services accessible through the Internet or other networked environment not controlled by FIS, Client shall be solely responsible for all aspects of the Internet’s or said environment’s use. For clarity, this subsection does not limit FIS’s obligations to secure systems, applications, or environments that it hosts, controls, or provides.

7.2.3SOC 1 Reports. FIS’ SOC 1 reports are available to Client on the FIS Client Portal  ( Client Portal ) . FIS shall engage a certified third party to conduct a SOC 1 compliance audit or equivalent service organization controlled audit recognized by leading standards organizations as being equivalent to a SOC 1 audit to conduct annual reviews that covers the controls for the Services each year during the term of the Order. If the audit reveals that the Services provided by FIS do not cause FIS' operations to meet the auditor's recommendations in some material respect, then FIS shall initiate and diligently effect steps to bring its operations into conformance with the auditor's recommendations on such matters, at no cost to Client. When requested by Client, FIS shall confirm in writing that there have been no material changes in the policies, procedures, or internal controls since the issuance of the most recent SOC 1 report.

7.3Personal Data.

7.3.1If FIS Processes or otherwise has access to any Personal Data on Client’s behalf when performing FIS’ obligations under this Order: (i) Client shall be the data controller (“data controller” means an entity which alone or jointly with others determines the purpose(s) for which and the manner in which any Personal Data is or is to be Processed.), and FIS shall be a data processor (“data processor” means an entity which Processes the Personal Data only on behalf of the data controller and not for any purposes of its own); (ii) Client acknowledges and agrees that the Personal Data may be transferred to or stored outside the country where Client and the data subjects are located to country(ies) with different law(s) regarding the protection of Personal Data, in order for FIS to provide the Services and perform its other obligations under this Order; (iii) Client shall ensure that it has obtained all necessary consents and it is entitled to transfer the relevant Personal Data to FIS so that FIS may lawfully use, Process, and transfer the Personal Data as set forth in this Order; (iv) FIS shall Process the Personal Data only in accordance with any lawful and reasonable instructions given by Client from time to time as set out in and in accordance with the terms of this Order;

(v)FIS shall ensure that all persons it authorizes to access the Personal Data are bound by appropriate obligations of confidentiality with respect to that Personal Data; (vi) FIS shall take reasonable steps to ensure that any person acting under FIS’ authority who has access to Personal Data does not Process the Personal Data except on instructions from FIS; (vii) FIS shall cooperate with Client as reasonably required to assist Client with its compliance with its legal obligations under applicable data protection laws, and Client shall reimburse FIS for any time spent by FIS personnel as part of any such cooperation at FIS’ then-standard professional services rates, together with any out-of-pocket costs reasonably incurred; (viii) each Party shall take appropriate technical and organizational measures against unauthorized or unlawful Processing of the Personal Data or its accidental loss, destruction, or damage so that, having regard to the state of technological development and the cost of implementing any measures, the measures taken ensure a level of security appropriate to the harm that might result from such unauthorized or unlawful Processing or accidental loss, destruction, or damage of Personal Data; (ix) FIS may engage its Authorized Recipients as data processors under this Order and shall impose upon such data processors the equivalent data protection obligations as set out in this Section 7.3.1 and be responsible for the misuse or impermissible distribution of the Personal Data by its Authorized Recipients under this Order to the same extent as if those actions were taken by FIS. Client may subscribe on the Client Portal for advance notification of any intended changes concerning the addition or replacement of data processors engaged by FIS; and (x) to the extent required by applicable law, FIS shall give notice to Client of any

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Personal Data breach relating to the Personal Data of Client without undue delay, and, where feasible, within seventy- two (72) hours of confirming such breach.

7.3.2If FIS will Process or otherwise have access to any Personal Data related to data subjects residing in the European Economic Area, United Kingdom, or Switzerland, the following additional provisions shall apply with respect to the Processing of Personal Data on Client’s behalf: (i) upon Client’s written request, FIS shall (at Client’s option) delete or return to Client all Personal Data Processed on behalf of Client, after the end of the provision of Services relating to the Processing of that Personal Data, subject to FIS retaining copy(ies) required by applicable law; and (ii) to the extent required for compliance with applicable data protection law(s), upon Client’s written request (but not more than once in any twelve (12) month period, unless otherwise required under applicable data protection law),

FIS shall make available to Client all information reasonably necessary to demonstrate FIS’ compliance with its obligations in Subsection 7.3 (including its sub-subsections). Solely for such purpose FIS may allow a reputable third- party auditor chosen by FIS to perform audits on Client’s behalf and Client hereby authorizes FIS to issue such mandate to such third-party auditor. Reasonable advance notice of at least sixty (60) days is required for Client’s request under this Sub-subsection 7.3.2, unless applicable data protection law requires less notice or an earlier audit. FIS and Client will use current certifications or audit reports to minimize repetitive audits and will each bear their own expenses of audit.

7.3.3If Client Processes or otherwise has access to any Personal Data regarding employees or contractors of FIS or an FIS Affiliate as a result of this Order, Client shall treat such Personal Data as FIS’ Confidential Information and only Process it for legitimate purposes in accordance with all applicable laws. To the extent required by applicable laws, Client shall give prompt, written notice to FIS of any Personal Data breach relating to the Personal Data of FIS.

7.3.4FIS and Client acknowledge that the Shareholder Data provided by Client and the Fund Data are considered Confidential Information of Client, Shareholders, the Fund(s), Client’s customers or clients, and/or Fund(s)’ customers or clients (as appropriate), that Shareholder Data provided by Intermediaries is considered Confidential Information of the Intermediaries, and/or the Intermediaries’ customers or clients, (as appropriate), and may also be considered Confidential Information of Client.

7.4Intellectual Property.

(a)FIS IP comprises trade secret(s) and/or other proprietary property of FIS or its licensors, having great commercial value to FIS or its licensors. Title to all FIS IP and all related intellectual property and other ownership rights with respect thereto shall be and remain exclusively with FIS or its licensors, even with respect to such items that were created by FIS specifically for or on behalf of Client. FIS and its Affiliates may freely use Feedback without attribution or the need for FIS, its Affiliates, or any third party to pay Client or its Affiliates any royalties or fees of any kind. This Order is not an agreement of sale of FIS IP. No intellectual property or other ownership rights to FIS IP are transferred to Client by virtue of this Order. All copies of FIS IP in Client's possession shall be deemed to be on loan and licensed to Client under the terms of Sub-subsection 7.4(c) during the Term of this Order.

(b)Client IP comprises trade secret(s) and/or other proprietary property of Client or its licensors, having great commercial value to Client or its licensors. Title to all Client IP and all related intellectual property and other ownership rights with respect thereto shall be and remain exclusively with Client or its licensors. Client and its Affiliates may freely use Feedback without attribution or the need for Client, its Affiliates, or any third party to pay FIS or its Affiliates any royalties or fees of any kind. This Order is not an agreement of sale of Client IP, and no intellectual property or other ownership rights to any Client IP are transferred to FIS by virtue of this Order. All copies of Client IP in FIS’ possession shall be deemed to be on loan and licensed to FIS under the terms of Sub-subsection 7.4(c) during the Term of this Order, and solely for the purpose of performing the Services under this Order.

(c)Each Party (as between the Parties, the “Licensor”) grants to the other Party (as between the Parties, the “Licensee”) a non-transferable, non-exclusive, limited license during the Term of this Order to use its Intellectual Property in accordance with this Order. The Licensee may use the Intellectual Property only in the ordinary course of Licensee’s internal business operations solely in conjunction with the provision or receipt of the Services hereunder, as applicable, for the benefit of Licensee. Each Party in its capacity as a Licensee shall be liable for any breach of this Order by any Persons to whom or which Licensee gives access to the Licensor’s Intellectual Property.

(d)At least forty-five (45) days prior to (i) its initial use in a public-facing manner, or (ii) its subsequent use if such subsequent use materially differs from any prior approved use, each Party shall submit to the other for approval representative samples of each publicly facing use of the other Party's trademarks, logos, trade dress, or similar Intellectual Property ("Public Materials"). In the event that any such Public Materials are presented in a manner that deviates from standards of quality communicated by a Party from time to time in writing hereunder to the other Party, such other Party shall promptly take all necessary action to correct such deviations prior to any use thereof in public and provide representative samples of the correction for approval. All use by one Party of the other Party’s Public Materials shall

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inure solely to the benefit of the Party owning such Public Materials. Each Party shall promptly cease use of the other Party’s Public Materials upon written direction. Without limiting the foregoing, each Party shall use the other’s Public Materials solely in connection with the provision and receipt of Services hereunder, and any such use shall be in strict accordance with any standards of quality and disclaimers communicated by the Parties to one another from time to time in writing.

(e)Except for those licenses expressly stated or referenced in this Order, this Order does not grant either

Party the right to use the other Party’s Intellectual Property, without such other Party’s prior written consent.

7.5Use Restrictions. Except to the extent specifically authorized by this Order, or as necessary for FIS to provide or Client to receive the Services hereunder, a Party shall not, shall not attempt to, and shall not permit any other Person under its reasonable control to: (a) use or sub-license Intellectual Property of the other Party for any purpose, at any location, or in any manner not specifically authorized by this Order; (b) make or retain any Copy of any Intellectual Property of the other Party; (c) create or recreate the source code for any software included among the Intellectual Property of the other Party, or re-engineer, reverse engineer, decompile, or disassemble such software, except to the extent specifically permitted by applicable law; (d) modify, adapt, translate, or create derivative works based upon such Intellectual Property, or combine or merge any part of such Intellectual Property with or into any other software, documentation, or intellectual property, except to the extent specifically permitted by applicable law; (e) refer to, disclose, or otherwise use any Intellectual Property of the other Party as part of any effort either to (i) develop a program having any functional attributes, visual expressions, or other features similar to those of the software included in the Intellectual Property of the other Party, or (ii) compete with the other Party; (f) remove, erase, or tamper with any copyright or other proprietary notice printed or stamped on, affixed to, or encoded, or recorded in any Intellectual Property of the other Party, or fail to preserve all copyright and other proprietary notices in any Copy of the Intellectual Property of the other Party; (g) sell, market, license, sublicense, distribute, or otherwise grant to any Person, including any outsourcer, vendor, sub-contractor, consultant ,or partner, any right to use any Intellectual Property of the other Party or allow such other Person to use or have access to any Intellectual Property of the other Party, whether on the other Party's behalf or otherwise; or (h) use the Services to conduct any type of application service provider, service bureau, or time-sharing operation, or to provide remote processing, network processing, network telecommunications, or similar services to any Person, whether on a fee basis or otherwise. Each Party shall promptly cease the use of any Intellectual Property belonging to or licensed by the other Party upon written notice from such other Party.

7.6Notice and Remedy of Breaches. Each Party shall notify the other Party without undue delay of any confirmed breach by it of any of the provisions of Section 7 (including its sub-subsections), whether or not intentional, and the breaching Party shall, at its expense, take all steps reasonably requested by the other Party to prevent or remedy the breach.

7.7Recordkeeping. FIS shall keep records relating to the Services to be performed hereunder in the form and manner as it may deem advisable. To the extent required by Section 17A of the Securities Exchange Act of 1934, as amended, and the rules thereunder with respect the Client and Section 31 of the Investment Company Act of 1940, as amended, and the rules thereunder with respect to the Funds, FIS agrees that all required records it prepares or maintains relating to the Services to be performed by it hereunder are the property of the Client and Funds, as applicable, and will be preserved, maintained, and made available in a timely fashion in accordance with such sections and rules and will be provided promptly to the Client and Funds on and in accordance with their requests.

7.8Enforcement. Each Party acknowledges that any breach of any of the provisions of Section 7 (including its sub-subsections) might result in irreparable injury to the other Party for which money damages would not adequately compensate. If there is a breach, the injured Party shall be entitled, in addition to all other rights and remedies which it might have, to have a decree of specific performance or an injunction issue by any competent court, requiring the breach to be cured or enjoining all Persons involved from continuing the breach.

8.AUDIT MATERIAL; AGENCIES’ EXAMINATIONS.

8.1Audit Material. Through the Client Portal, Client will have continuous electronic access to audit reports (including SOC-1 and SOC-2 reports), attestations, and other information regarding FIS’ internal systems testing and procedures, and FIS’ information security and data privacy controls. These audit materials and attestations evidence FIS’ compliance with industry and regulatory standards and include then-recent independent audits (such as SSAE 18s), third-party attestations and certifications (such as ISO certifications and PCI AoCs), and detailed information and testing results regarding physical, technical, and administrative controls utilized by the service business lines within FIS for the security of Client’s Confidential Information. In the event of a failure of the Client Portal lasting more than forty-eight (48) consecutive hours, FIS shall, upon request, provide alternative access to such materials within a reasonable time. Client understands and agrees that FIS policy forbids email transmission of certain materials and that accordingly, such alternative access may require Client to attend an FIS location or to agree to screen-sharing sessions in order to access or view such materials The Client shall be entitled to rely on the audit materials described above as reasonable evidence of FIS’ compliance with its obligations under this Order with respect to information security and data privacy controls.

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8.2Governmental Agencies’ Examinations. FIS shall permit governmental agencies that regulate Client and/or the Funds in connection with a Service to examine FIS’ books and records to the same extent as if that Service was being performed by Client on its own premises, subject to FIS’ confidentiality and security policies and procedures.

9.TERMINATION.

9.1Termination Rights. Subject to Subsection 9.3 below:

(a)This Order may be terminated by mutual agreement of the Parties as evidenced by a written termination agreement executed by the Parties.

(b)Either Party may terminate this Order on 30 days’ prior written notice to the other Party if such other Party breaches any of its material obligations under this Order and does not cure the breach within thirty (30) days after receiving such written notice describing the breach in reasonable detail. If the breach is not reasonably curable within such 30-day period, the non-breaching Party may not terminate the Order so long as the breaching Party has commenced good-faith efforts to cure within such period and diligently pursues such cure to completion, which must be achieved no later than ninety (90) days from the date of the notice. This Order may also be terminated immediately by either Party upon written notice if the other Party discontinues performance under this Order because of a binding order of a court or regulatory body.

(c)This Order may be terminated without cause by Client by delivering a written notice at least 365 days prior to the termination date indicated in such notice and, prior to such termination date, paying the Termination Fee as defined in Section 9.2(a).

9.2Termination-Related Obligations.

(a)If Client terminates this Order without cause, Client will pay FIS all fees and expenses incurred but not paid as of the effective date of termination, plus a termination fee (the “Termination Fee”). The Termination Fee shall equal fifty percent (50%) of the product of: (i) the average of the monthly fees payable by Client for the six (6) calendar months immediately preceding the date of Client’s termination notice, multiplied by

(ii)the number of months remaining in the Term as of the effective date of termination. In the event that Client is, in part or in whole, liquidated, dissolved, merged into a third party, acquired by a third party, or involved in any other transaction that materially reduces the assets and/or accounts serviced by FIS pursuant to this Order, the Termination Fee provision set forth above will apply, and will be adjusted ratably if any of the events described above is partial. Any termination fee payable to FIS will be payable on or before the date of the event that triggers the payment obligation. A default by Client will cause substantial damages to FIS and because of the difficulty of estimating the damages that will result, the Parties agree that the Termination Fee is a reasonable forecast of probable actual loss to FIS and that this sum is agreed to as a termination fee and not as a penalty.

(b)Upon termination FIS will, at the expense and written direction of Client and to the extent permitted by law, provide such transition services as reasonably requested by Client and agreed to by Client and FIS in a statement of work under this Order or separate transition services agreement at FIS’ then-standard professional services fees ("Transition Services Order") and transfer to Client, or any successor service provider(s) to Client, copies of all Client Records, subject to the payment by Client of unpaid and undisputed amounts due to FIS hereunder, including any Termination Fee. The Transition Services Order may include requirements in regard to: (i) the appointment of a transition manager by each of the Parties and plans to de-convert and transfer to Client or a third party or third parties appointed by Client all Client Records held by FIS relating to the Client and its customers, whether in hard copy or in electronic form (and where the same record is held in more than one form or format then in each form or format); (ii) the provision of reasonable support to Client and cooperation with Client in effecting the orderly transfer and transition of the Services to a third party designated by Client or to Client; and (iii) continue to perform the Services pursuant to this Order through the conclusion of the transition period at the fees set forth in this Order unless fees are otherwise agreed to in the Transition Services Order. If by the termination date FIS and Client have not executed a Transition Services Order and Client has not given written Instruction for delivery of Client Records, FIS will keep Client Records until Client provides such written Instruction to deliver Client Records, provided that FIS will be entitled to charge Client FIS’ then-standard fees for maintaining Client Records, and FIS shall have no obligation to keep Client Records beyond six (6) months after the termination date. FIS will provide no other services in connection with the termination of this Order other than those specified in this Subsection 5.9.2(b) or the fully executed Transition Services Order. Under no circumstances (including following a breach or alleged breach by either Party) may FIS withhold any Client Records requested by Client. FIS may retain copies of Client Records to the extent required by applicable law; provided that, any such retained records shall remain Client Confidential Information subject to the confidentiality provisions of this Order. “Client Records” shall mean the records required by Section 17A of the Securities Exchange Act of 1934, as amended, and the rule thereunder with respect to

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Client, and Section 31 of the Investment Company Act of 1940, as amended, and the rules thereunder with respect to the Funds, if any, prepared by FIS relating to the Services or maintained by FIS relating to the Services.

(c)Transition services provided by FIS under a Transition Services Order pursuant to Subsection 9.2(b) above shall be at no charge to Client where the transition services result from a Client termination of the Order for cause under Subsection 9.1.

9.3Effects of Termination. The provisions of Section 6 o f Attachment 2 (“FIS’ Addresses for Notices” and “FIS’ Wiring Instructions”), Sections 1, 4, 6, 7, 9, and 12 (including all sub-subsections thereof, shall survive any termination of this Order, whether under Section 9 or otherwise. Client shall remain liable for all payments due to FIS with respect to the period ending on the date of termination.

10.DEPENDENCIES. FIS’ delivery of the Services and its other obligations under this Order are dependent upon the following (each a (“Dependency”):

(a)The communications systems operated by Client and/or third parties (other than FIS Agents) in respect of activities that interface with the Services remaining fully operational.

(b)The authority, accuracy, truth, and completeness of any information or data provided by Client, its employees, current and predecessor Client Agents and/or other Persons (including, but not limited to, investment advisors, custodians, and Intermediaries) that had been reasonably requested by FIS or had been provided to FIS.

(c)Client informing FIS on a timely basis of any modification to, or replacement of, any agreement to which it is a party that is relevant to the provision of the Services.

(d)Without limitation to the foregoing, in connection with any implementation plan or Service change plan agreed by the Parties, Dependencies shall include: Timely delivery of technical data details and internal information of Client, as reasonably requested by FIS.

11.FEE ASSUMPTIONS. See Attachment 1 hereto.

12.OTHER PROVISIONS.

12.1Notices. All notices, consents and other communications under or regarding this Order shall be in writing and shall be deemed to have been received on the earlier of: (a) the date of actual receipt; (b) the third business day after being mailed by first class, certified, or air mail or (c) the first business day after being sent by a reputable overnight delivery service. Client's address for notices and FIS’ address for notices are stated in Attachment 2. Either Party may change its address for notices by giving written notice of the new address to the other Party.

12.2Parties-in-Interest.

(a)This Order shall bind, benefit, and be enforceable by and against FIS and Client, and to the extent permitted hereby their respective successors and assigns.

(b)Neither Party shall assign this Order or any of its rights hereunder, nor delegate any of its rights or obligations hereunder unless permitted by this Order, without the prior written consent of the other Party, except that such consent shall not be required in the case of an assignment of this Order (but not of any individual rights or obligations hereunder) to (i) a purchaser of or successor to substantially all of the assigning Party’s business (unless such purchaser or successor is a software, data processing or computer services vendor that is a competitor of FIS, its parent company or any of its Affiliates) or (ii) an Affiliate of such Party, provided in the case of such an assignment under (i) or (ii), the assigning Party guarantees the obligations of the assignee. Any assignment by a Party in breach of this Subsection 12.2 (including its sub-subsections) shall be void. Any express assignment of this Order, any change in control of Client (or its Affiliate in the case of an assignment to that Affiliate under this Subsection 12.2, and any assignment by merger or otherwise by operation of law shall constitute an assignment of this Order by Client for purposes of this Subsection 12.2 (“Client Assignment”). In the event of a Client Assignment, or any acquisition of additional business by Client, whether by asset acquisition, merger, operation of law or otherwise (collectively with Client Assignment, “Client Additional Business Acquisition”), Client shall give notice to FIS notifying FIS if Client desires to use the Services to Process any additional business related to such Client Additional Business Acquisition. FIS and Client shall cooperate in good faith to assess and mutually agree upon necessary changes to scope, capacity, and pricing.

12.3Export Laws. Client acknowledges that FIS IP and the Services provided by FIS under this Order are subject to the Export Laws. Client shall not violate the Export Laws or otherwise export, re-export, or use, directly or indirectly (including via remote access), any part of the Confidential Information or the Services in a manner, or to or

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for any Person or entity, for which a license or other authorization is required under the Export Laws, without first obtaining such license or authorization.

12.4Relationship. The relationship between the Parties created by this Order is that of independent contractors and not partners, joint venturers, or agents.

12.5Entire Understanding; Non-Reliance. This Order, which includes and incorporates the attachments, including Attachments 1, 2, 3, 4, and 5, states the entire understanding between the Parties with respect to its subject matter, and supersedes all prior proposals, marketing materials, negotiations, representations (whether negligently or innocently made), agreements (except to the extent certain provisions survive the termination of any such agreements), and other written or oral communications between the Parties with respect to the subject matter of this Order. Any written, printed, or other materials which FIS provides to Client that are not included in the Documentation are provided on an

“as is” basis, without warranty, and solely as an accommodation to Client. By entering this Order each Party acknowledges and agrees that it has not relied on any express or implied representation, warranty, collateral contract, or other assurance (whether negligently or innocently made), except those expressly set out in this Order. Each Party waives all rights and remedies which, but for this Subsection 12.5 might otherwise be available to it in respect of any such representation (whether negligently or innocently made), warranty, collateral contract, or other assurance. Nothing in this Order shall limit or exclude any liability for fraud or fraudulent misrepresentation.

12.6Modification; Waiver. No modification of this Order and no waiver of any breach of this Order shall be effective unless in writing and signed by an authorized representative of the Party against whom enforcement is sought. This Order may not be modified or amended by electronic means without written agreement of the Parties with respect to formats and protocols. No waiver of any breach of this Order and no course of dealing between the Parties shall be construed as a waiver of any subsequent breach of this Order.

12.7Severability, Headings, and Counterparts. A determination that any provision of this Order is invalid or unenforceable shall not affect the other provisions of this Order. Section, subsection, and sub-subsection headings are for convenience of reference only and shall not affect the interpretation of this Order. This Order may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. If this Order is executed via facsimile, each Party shall provide the other Party with an original executed signature page within five (5) days following the execution of this Order.

12.8Insurance.

12.8.1FIS will be covered at all times during the Term by such insurance as it deems adequate in its reasonable judgment, which shall in any event consist of not less than the following types and minimum amounts of coverage with a reputable insurance company(ies):

(a)statutory workers’ compensation in accordance with all federal, state, and local requirements;

(b)employer’s liability insurance with limits of coverage of US$1,000,000: (i) per accident, bodily injury (including death) by accident; (ii) per bodily injury (including death) by disease; and (iii) per employee for bodily injury (including death) by disease as required by the jurisdiction in which services are performed under the Order;

(c)commercial general liability with an aggregate of US$2,000,000, and US$1,000,000 per occurrence for bodily injury, property damage, and personal injury;

(d)automobile liability insurance, including owned, leased, and non-owned vehicles with a single limit of US$1,000,000;

(e)property insurance, covering the hardware and other equipment used to provide or receive services under this Order;

(f)Professional and technology errors and omissions, including network security and privacy liability coverage, with limits of US$10,000,000 per claim and in the aggregate;

(g)umbrella (excess) liability insurance for the above-referenced commercial general liability and employer’s liability coverage in the amount of US$5,000,000 per occurrence and in the aggregate; and

(h)crime insurance, with coverage extended to include property of Client in the care, custody, or control of FIS, or for which FIS is legally liable, with limits of US$5,000,000 per claim and in the aggregate.

12.8.2Each Victory Investment Company will be covered at all times during the Term by such insurance as required by applicable law.

12.8.3Upon the reasonable request of a Party, the other Party shall furnish the requesting Party a certificate of insurance as specified in this Order. Maintenance of insurance as specified in this Order shall in no way be interpreted as relieving or increasing a Party’s responsibilities or liabilities under this Order. A Party may carry, at its own expense,

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such additional insurance as it deems necessary, including self-insurance.

12.9Language. It is the express desire of the Parties that this Order and all related documents be written in

English.

12.10Jurisdiction, Governing Law and Matters Relating to Delaware Business Trusts. This Order and any dispute, difference, controversy, or claim arising, directly or indirectly, out of or in connection with it or its subject matter or formation (including non-contractual disputes, differences, controversies, or claims) (collectively “Disputes”) is governed by, and shall be construed and enforced in accordance with, the laws of the state of New York without regard to that state’s choice of law provisions or principles, and applicable provisions of the Federal Securities Laws, including without limitation, the Investment Company Act of 1940, as amended, and the rules thereunder. To the extent the applicable laws of the State of New York conflict with the applicable provisions of the Federal Securities Laws, the latter shall prevail. Each Party irrevocably: (aa) agrees that the New York state courts located in the New York City New York, or the United States District Court for the Southern District of New York, sitting in New York, New York, shall have exclusive jurisdiction to adjudicate any Dispute directly or indirectly arising out of, related to, or in connection with Section 7 above (including its subsections or the breach or validity of Section 7 (including its subsections), and consents to submit itself to the personal jurisdiction of such courts; (bb) agrees that such courts shall be the proper venue therefor;

(cc)waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought; (dd) waives the right to trial by jury in any such action or proceeding; and (ee) consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which the Party is to receive notice, provided that nothing in this Subsection 12.10 shall affect the right of any Party to serve legal process in any other manner permitted by law. It is expressly agreed that the obligations of each Victory Investment Company hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Victory Investment Company personally, but shall bind only the trust property of the Victory Investment Company. The execution and delivery of this Order have been authorized by the Trustees, and this Order has been signed and delivered by an authorized officer of each Victory Investment Company, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Victory Investment Company as provided in each Victory Investment Company’s Trust Instrument.

12.11Subpoenas; Data Preservation. If (1) FIS is required: (a) by subpoena or other judicial or legal process or by Governmental Authority with jurisdiction over Client to produce documents, testify, give evidence, or otherwise respond as a non-party in an investigation, action, arbitration, or other proceeding in which Client is a party or a subject; or (b) in connection with such a proceeding, to preserve documents, materials, or other data not otherwise required to be preserved pursuant to FIS’ standard retention policies; or (2) is requested or authorized by Client to produce documents or person(s) with respect to the Services, Client shall promptly, upon FIS’ request, as long as FIS is not the subject of the investigation or proceeding in which the documents, testimony, evidence, participation, or information is so sought, reimburse FIS at its then-standard rates and for its costs and out-of-pocket expenses, including attorneys’ fees and other legal costs and expenses, incurred in responding or complying with the foregoing (1) or (2).

12.12Business Continuity and Disaster Recovery.

(a)FIS maintains policies and procedures for contingency and business resumption plans, disaster recovery plans and proper risk controls for the Services. FIS’ business continuity plans are based on a business impact analysis for recovery times, recovery points, and priority. FIS maintains a Global Business Resilience Program as set forth in the FIS Security Statement (found at https://www.fisglobal.com/solutions/legal/fis-information-security) (the “Security Statement”), the current version of which as of the Order Effective Date is incorporated by reference herein. FIS maintains recovery and response plans (“Plans”) designed to minimize the risks associated with crisis events affecting FIS’ ability to provide the Solution(s) under the Order as set forth in the Security Statement.

(b)For data centers, FIS maintains automatic early-warning sensors (e.g., fire, water, temperature and humidity), independent air conditioning systems and fire suppression systems. Mission-critical hardware is protected by an emergency power supply system with batteries and backup generators. Hazardous or combustible materials are kept at a safe distance from information assets.

(c)FIS has put in place disaster recovery plan(s), site recovery plan(s) and business continuity plan(s) designed to minimize the risks associated with a disaster affecting FIS’ ability to provide the Services. FIS’ business continuity management system meets the FFIEC business continuity guidelines and the PS-Prep / ISO 22301 business continuity international standards. FIS’ recovery time objective under such disaster recovery plan(s) is as set forth in the business continuity management summary document made available to Client via the Client Portal. FIS will maintain adequate backup procedures in order to recover Client’s Data to the point of the last available good backup, with a recovery point objective as set forth in the business continuity management summary document made available to Client. FIS will test its disaster recovery plan annually. FIS will provide a business continuity management summary of its disaster

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recovery plan(s) process in the Client Portal. Disaster recovery exercise and site business continuity exercise results are provided in the form of an exercise bulletin, excluding any proprietary information or Personal Data, via the Client Portal. If a third party is used, Client authorizes FIS to provide Client’s Data to external suppliers (with the protection of Client’s Data continuing to be FIS’ responsibility and subject to the terms and conditions of this Order) in order to test and prepare for disaster recovery, as well as provide replacement services in the event of a disaster, provided that all such external suppliers and replacement service providers will be obligated to maintain the confidentiality of Client’s Data utilizing procedural, physical, and electronic safeguards designed to prevent the compromise or unauthorized disclosure of Client’s Data. Client is responsible for adopting a disaster recovery plan relating to disasters affecting Client’s facilities and for securing business interruption insurance or other insurance necessary for Client’s protection.

12.13Artificial Intelligence. If FIS develops and/or uses artificial intelligence (including without limitation machine learning and deep learning) pursuant to or in connection with this Order, FIS shall have taken action as is reasonable and prudent in light of the specific uses of such artificial intelligence to ensure (i) responsible use and handling, (ii) protection of Confidential Information, (iii) no infringement of any third-party intellectual property rights, and (iv) safety and reliability in the application. In developing and/or using artificial intelligence, FIS must ensure that human oversight remains the primary basis for decision-making in any artificial intelligence-supported process. Additionally, FIS shall provide written notification to Client at least thirty (30) days prior to implementing or utilizing any artificial intelligence systems, algorithms, or processes that will directly involve or process Client accounts, data, or information. Such notification shall include details of the artificial intelligence technology to be used, its purpose, data handling practices, validation methodology, and security measures in place to protect Client's information and ensure accurate results. Client may request additional information regarding the artificial information implementation to ensure compliance with Client's security standards and regulatory requirements.

12.14FIS Personnel Background Screening. FIS shall conduct, at its own expense, and shall ensure that FIS Agents conduct, a background screening meeting the requirements set forth on Attachment 4 (“Background Screening”) for all personnel dedicated to providing Services to Client, whether employed by FIS or an Affiliate or any subcontractor of FIS (collectively, “Workers”). FIS agrees that no personnel with a Criminal Disposition (as defined below) will provide services hereunder for Client. For purposes of this Order, “Criminal Disposition” means any conviction or referral to a pretrial diversion program for any crime that would be a disqualifier under Section 19 of the Federal Deposit Insurance Act or under FINRA or which, based on all relevant factors, creates an unacceptable risk to have the person in the position.

13.PERFORMANCE OF SERVICES.

13.1FIS shall perform the Services in accordance with the standards set forth in Attachment 5. Additional standards that the parties mutually agree upon may also be added at any time. For the avoidance of doubt, the standards set forth in Attachment 5 are intended by the parties to help ensure service quality and the termination provided in Attachment 5 shall be the Trust’s’ sole remedy for a failure to meet the service standards unless such failure is also an independent breach by FIS’s failure to meet the agreed upon level of performance.

14. INTERVAL FUND SERVICES

FIS will perform the additional services specified in Annex B to Attachment 2, Interval Fund Services, for each “Interval Fund”, which is hereby defined to mean each Investment Company listed as an Interval Fund on Annex C to Attachment 2.

Account ID: 244677; 244676; 244684	OID: 01080390	LR #: 00242918.0
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Attachment 1

to FIS Transfer Agency Services Order

Fees, Assumptions, and Expenses assessed to Client as applicable

In addition to the fees payable under this Order, and subject to the terms herein, Client shall reimburse FIS for the following out-of-pocket expenses and third-party fees reasonably incurred by FIS in the course of providing the Services, provided that such expenses are: (i) actually incurred, (ii) reasonable and customary, and (iii) documented and itemized in accordance with FIS’ standard invoicing procedures. Any expenses not expressly listed below shall be subject to Client’s prior written approval.

1.All freight and other delivery and bonding charges incurred by FIS in delivering materials to and from Client, its services provider, or otherwise on behalf of Client.

2.Cost of physical and electronic storage of records or other materials and other costs associated with record retention on behalf of Client.

3.Costs of tax forms.

4.Costs for investor correspondence.

5.Direct telephone, telephone transmission and telecopy or other electronic transmission expenses incurred by FIS in communication with Client, dealers, public accountants, Investors, or others as required for FIS to perform the Services to be provided hereunder.

6.Costs of fulfilment if requested.

7.Bank account charges including check payment and processing fees.

8.Costs incurred as part of AML/CIP and OFAC screening.

9.Costs incurred in the provision of Blue-Sky services

10.Costs incurred for 22c-2 services

11.SOC1 costs.

12.Lost shareholder/escheatment expenses

13.Costs associated with participation in NSCC’s services or other clearing and settlement platform

14.Printing production (including graphics support, copying, and binding) and distribution expenses incurred in relation to board meeting materials, tax forms, periodic statements, confirmations, check production, new account letters, and maintenance letters, if applicable.

15.Costs of tax data Services

16.Costs of USPS P.O. Box., postage, courier, and overnight delivery services

17.Costs for National Change of Address.

18.Costs incurred with administration Services including travel and lodging expenses incurred by employees of FIS in connect with attendance at board meetings and any other meetings for which such attendance is requested or agreed upon by the Parties.

19.Expenses FIS incurs at the written direction of Client.

Account ID: 244677; 244676; 244684	OID: 01080390	LR #: 00242918.0
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Attachment 2

to FIS Transfer Agency Services Order

PRICING ATTACHMENT

1.ORDER TERM; SERVICE PERIOD START DATE:

(a)Initial Term: Commencing on Order Effective Date and expiring at end of day December 31, 2030, without renewal.

2.FEES: The fees in this Section 2 (including all subsections) are accrued daily.

(a)Annual Base Fee: USD$235,000 up to and including 37 VCM Pioneer Funds set forth on Annex C to this Attachment 2.1 Notwithstanding any language to the contrary in the Pricing Amendments2, FIS agrees to (i) increase the number of included funds from 120 to 127, and (ii) permit inclusion of the 37 VCM Pioneer Funds

(which the parties acknowledge are not in the “Victory Family of Funds” as defined in the Pricing Amendments) in such Annual Base Fee arrangement.

(b)Annual Per Fund Fee above 37: USD$30,000 (including up to 4 CUSIPS per Fund)

(c)Notwithstanding the foregoing, invoicing of the Annual Base Fee shall commence on the Service Period Start Date. The Annual Base Fee shall be billed in twelve (12) equal installments pursuant to Section 4 of this Order, provided, however, that the initial invoice will be for a pro-rated amount for the period from the Service Period Start Date until the end of the first Annual Base Fee billing period under this Order.

(d)Additional CUSIPS – Annual Fee: USD $5,000 for each additional share class/CUSIP for each Fund at or above 4 share classes/CUSIPs. (For the avoidance of doubt, this fee does not, and will not, apply to any share classes/CUSIPS existing as of the date of the Service Start Date.)

(e)Annual Per Open NSCC Account Fee

i.Year 1 (2025): USD $4.00

ii.Year 2 (2026) USD $3.00

iii.Years 3-5 (2027-2030) USD $2.50

(f)Annual Per Open Direct Account Fee

i.Year 1 (2025) USD $9.00

ii.Year 2 (2026) USD $8.00

iii.Years 3-5 (2027-2030) USD $7.50

For avoidance of doubt, calendar years represented in sections 2.d and 2.e above cover a period from January 1 through December 31.

(g)Annual Per Closed Account Fee: USD $1.00

(h)Shareholder Internet Access Fee: Included in Annual Base Fee

3.OTHER FEES:

(a)Systems development, development of custom interfaces and Ad-hoc reporting fees will be billed, when mutually agreed upon, according to applicable rate schedules.

4.[RESERVED]

5.SERVICES’ HOURLY RATE: The standard hourly rate in effect on the Order Effective Date for professional services is USD $200 per hour. For purposes of this Order, “professional services” means, for example, services

1For clarity, the parties previously agreed in the Pricing Amendments (as defined in fn 2, below) to an annual base fee that would include up to 120 funds across the “Victory Family of Funds”, defined as Victory Portfolios, Victory Portfolios II, Victory Portfolios III (formerly known as USAA Mutual Funds Trust), and Victory Variable Insurance Funds.

2Amendment to Transfer Agency Agreement between FIS and Victory Portfolios dated January 1, 2024; Amendment to Transfer Agency Agreement between FIS and Victory Portfolios II dated January 1, 2024; Amendment to Transfer Agency Agreement between FIS and Victory Variable Insurance Funds dated January 1, 2024; and Amendment to Sub-Transfer Agency Services Agreement between FIS and Victory Capital Transfer Agency, Inc. (f/k/a USAA Transfer Agency Company) dated January 1, 2024 (collectively, the “Pricing Amendments”).

Account ID: 244677; 244676; 244684	OID: 01080390	LR #: 00242918.0
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related to revising, implementing or supplementing operational systems as required by applicable laws or regulations, or specifically requested by the Client.

6.CLIENT’S PURCHASE ORDER NUMBER (IF REQUIRED FOR INVOICING): The terms of the Order override any terms or conditions stipulated or referred to by Client in its purchase order.

7.CLIENT’S ADDRESS FOR INVOICES AND NOTICES:

(a)Invoices:

Victory Pioneer Funds Attention: John Festa 60 State Street Boston, MA 02109

email: VictoryPioneerInvoices@vcm.com

(b)Notices:

Victory Capital Management Inc. Attention: Michael Policarpo

4900 Tiedeman Road, 4th Floor Brooklyn, OH 44144

cc:Chief Legal Officer email: ngupta@vcm.com

8.FIS’ ADDRESSES FOR NOTICES: 4249 Easton Way, Suite 400, Columbus, Ohio 43219

In the case of (a) any notice by Client alleging a breach of this Order by FIS or (b) a termination of this Order, Client shall also send a copy to the below and such notices shall identify the name, date, and Parties:

Fidelity National Information Services, Inc.

Attention: Chief Legal Officer

347 Riverside Avenue

Jacksonville, FL 32202

9.FIS’ WIRING INSTRUCTIONS: On each invoice.

10.SERVICES: During the Service Period commencing on the Service Period Start Date, or if applicable the Service Period and Renewal Term, on behalf of Client FIS will perform the transfer agency services described in Annex A (and Annex B for any interval funds) to this Attachment 2 for the funds listed in Annex C to this Attachment 2.

Account ID: 244677; 244676; 244684	OID: 01080390	LR #: 00242918.0
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ANNEX A TO ATTACHMENT 2

a.Shareholder Transactions Financial Processing

i.Process Shareholder purchase and redemption orders in accordance with terms set forth in the Offering Documents.

ii.Process transfers and exchanges.

iii.Process dividend and capital gain payments, including the purchase of new shares, through dividend and capital gain reinvestment.

iv.Where applicable, process redemption fee.

v.Balance daily transaction activity.

vi.Manage daily ACH transmissions.

vii.Process Government Allotments purchases

viii.Process pre-authorized draft purchases.

ix.Process systematic withdrawals.

x.Process payments to multiple payees.

xi.Complete cash settlement between Funds, custodians, National Securities Clearing Corporation

(“NSCC”) and Shareholders.

xii.Process financial transactions and complete cash settlement between Funds and Custodians for non- NSCC distributor relationships in accordance with the technology development business requirements and agreed upon procedures

xiii.Prepare and manage daily open items report.

Non-Financial Processing

i.Set up and maintenance to account information, including address, dividend option, taxpayer identification numbers and wire instructions.

ii.Establish new accounts for non-NSCC distributor relationships in accordance with technology development business requirements and agreed upon procedures

iii.Issue confirmations for purchases, redemptions, and other confirmable transactions.

iv.Issue periodic statements for Shareholders.

v.Establish accounts for relationship linking.

vi.Process change of registration requests for SRT and facilitate asset transition to beneficiaries Miscellaneous/Other

i.Communicate and coordinate corporate action events.

ii.Complete quality assurance review of transactions.

iii.Provide transactions for Victory quality assurance review Image all source documentation.

iv.Withholding Federal Taxes on accounts when appropriate

v.Calculate and produce Shareholder tax records (1099’s,5498’s, etc.) by IRS deadlines.

vi.Provide twenty-four (24) hour voice response system, account balances, Funds’ yields, Fund(s)’ NAVs, total rates of return, and offering prices.

vii.Reconcile Shareholder Demand Deposit Accounts (DDA) (e.g., subscription and liquidation bank accounts).

viii.Tracking and invoicing gain/loss in accordance with the Funds’ policy and working in conjunction with Client’s Funds’ accounting service provider(s) to book any receivables due to the Funds.

ix.Review Organic Documents, Offering Documents, Policies and Procedures, and amendments to any of the foregoing received by FIS and in connection with the Services and this Order.

Account ID: 244677; 244676; 244684	OID: 01080390	LR #: 00242918.0
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Additional Services Related to IRA Accounts

i.Perform good order review by ERISA guidelines of documents required to open new retirement accounts for Shareholders. This includes obtaining for each Shareholder a retirement application executed by such Shareholder and the custodian.

ii.Perform good order review by ERISA guidelines and process transfers specific to retirement accounts. This includes transfers from prior custodian or to successor custodians, direct rollovers from qualified plans, and Roth conversions. This includes obtaining acceptance by an authorized delegate of the successor custodian.

iii.Perform annual population extraction, notification, ERISA good order review, and processing of Required Minimum Distributions (RMDs) in accordance with FIS policies and procedures.

iv.Record the names of beneficiaries identified by the holder of the IRA Account (the "Account Holder").

v.Calculate distributions, withdrawals, required withholding and other payments to Account Holders.

vi.Process contributions and distributions for Account Holders.

vii.Collect close-out and/or custodial fees when retirement plan assets are fully liquidated from accounts and disburse revenue in accordance with prospectus, IRA disclosure, and/or IRA custodial agreement.

viii.Collect custodial fees from Account Holders who elect prepayment and disburse revenue in accordance with prospectus, IRA disclosure, and/or IRA custodial agreement.

ix.Coordinate and execute the annual IRA custodial fee event to collect fees from active retirement plan Account Holders via asset liquidation. Disburse revenue in accordance with prospectus, IRA disclosure, and/or IRA custodial agreement.

x.Retain all ERISA required Account Holder documents in original form. These documents will include IRS Form 5303-A, Forms 5305-A, -RA, - EA, -SA, -SEP, and 403(b)(7) plan agreements.

xi.Tracking, production, and filing to Account Holders and government entities of federal and state tax firms specific to retirement plan accounts (i.e., Forms 1099-R and 5498).

xii.Complete annual W-4P federal withholding solicitation.

xiii.Maintain Form W-4P elections for federal and state withholding on retirement plan distributions for each retirement plan shareholder and perform withholding accordingly.

xiv.Respond to Account Holders’ written and verbal operational inquiries related to their retirement accounts.

b.Shareholder Information Services

i.Make information available to shareholder servicing unit and other remote access units regarding trade date, share price, current holdings, yields, and dividend information Produce detailed history of transactions through duplicate statements upon request.

ii.Provide mailing labels for distribution of financial reports, prospectuses, proxy statements or marketing material to current Shareholders, upon request.

iii.Provide personnel with knowledge about the Funds to respond to telephone inquiries from Shareholders and prospective Shareholders.

c.Compliance Reporting & Sanction Screening

i.Provide reports to the Securities and Exchange Commission and the States in which the Fund is registered as directed by the Client

ii.At the direction of the Funds and/or their Authorized Agents, prepare reports to the Board of Trustees summarizing issues relating to the provisions of FIS’ services of which the Board of Trustees should be aware.

iii.Prepare and distribute appropriate Internal Revenue Service forms for corresponding Funds’ and Shareholders’ income and capital gains.

iv.Issue tax withholding reports to the Internal Revenue Service.

v.Review Shareholders’ names against lists of suspected terrorists and terrorist organizations supplied by various governmental organizations, such as the Office of Foreign Asset Control.

vi.Provide services for compliance filings (TA-1, TA-2, 17AD, etc.).

Account ID: 244677; 244676; 244684	OID: 01080390	LR #: 00242918.0
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vii.Provide escheatment and lost shareholder (securityholder) services

d.Shareholder Account Maintenance

i.Maintain all Shareholders’ records for each account in Client.

ii.Process account maintenances for non-NSCC distributor relationships in accordance with technology development business requirements and agreed upon procedures

iii.Issue customer statements on a scheduled cycle, and provide duplicate second and third-party copies, if required.

iv.Record Shareholders’ account information changes.

v.Maintain account documentation files for each Shareholder.

e.Dealer/Load Processing (if applicable)

i.Provide standard reports for ROA and purchases made under LOI

ii.Track sales and commission statistics by dealer

iii.Calculate fees due under 12b-1 plans for distribution and marketing expenses.

iv.Provide for payment of 12b-1 fees and/or shareholder servicing fees to dealers.

v.Where appropriate information is provided, process purchases made under the rights of accumulation or a Letter of Intent privileges at the appropriate breakpoint.

vi.Provide for payment of commission on direct Shareholders’ purchases in a load fund.

vii.Calculate redemption fee, if any.

viii.Account for separation of Shareholders’ investments from transaction sale charges for purchases of Funds’ shares.

ix.Reporting and payment support of back-end sales charges for applicable share classes.

x.Reporting and payment support of finder’s fees/jumbo commissions.

xi.Reporting and payment support of Trusts’ trail fees/Sub-TA trail fees

f.Blue Sky Services

i.Prepare such reports, applications and documents (including reports regarding the sale and redemption of shares as may be required in order to comply with federal and state securities laws) as may be necessary or desirable to register the Shares with state securities authorities, monitor the sale of Shares for compliance with state securities laws, and file with the appropriate state securities’ authorities the registration statements and reports for Client and the Shares and all amendments thereto, as may be necessary or convenient to register and keep effective the registration of Client and the Shares with state securities authorities to enable each Fund to make a continuous offering of its Shares.

ii.Client shall be responsible for identifying to FIS in writing those transactions and assets to be treated as exempt from reporting for each state and territory of the United States and for each foreign jurisdiction.

iii.Respond to state comments during the registration process.

iv.Amend and renew sales permits as required.

v.Maintain blue sky calendars.

vi.Provide information in response to blue-sky audit and examination issues.

vii.Conduct reasonable blue sky fee analysis, upon request. Service fees may apply if extensive and time- consuming analysis is requested.

g. Anti-Money Laundering Services

Client is responsible for its own compliance with applicable AML laws, and as such, Client will maintain its own AML Program in compliance with such AML laws. FIS will assist Client in meeting its obligations under applicable AML laws by carrying out the activities agreed upon in accordance with FIS’ support program. FIS’ support program has been provided to and accepted by Client.

i.Verify Shareholders’ identity upon opening new accounts.

Account ID: 244677; 244676; 244684	OID: 01080390	LR #: 00242918.0
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ii.Monitor, identify and report Shareholders’ transactions and identify and report suspicious activities that are required to be so identified and reported, and provide other required reports to the Securities and Exchange Commission, the U.S. Treasury Department, the Internal Revenue Service, or each such agency's designated agent, in each case consistent with Client's AML Program.

iii.Place holds on transactions in Shareholders’ accounts or freeze assets in shareholders’ accounts, as provided in Client's AML Program.

iv.Create documentation to provide a basis for law enforcement authorities to trace illicit funds.

v.Maintain all records or other documentation related to Shareholders’ accounts and transactions therein that are required to be prepared and maintained pursuant to Client's AML Program, and make the same available for inspection by (i) Client's AML Compliance Officer, (ii) any auditor of Client's AML Program or related procedures, policies or controls that has been designated by Client in writing, or (iii) regulatory or law enforcement authorities, and otherwise make said records or other documents available at the direction of Client's AML Compliance Officer.

(a)FIS shall represent and certify annually to Client, Client’s affiliates and the Funds, upon request, that FIS has implemented the Funds’ CIP, that it is in compliance with the requirements of the Act and OFAC regulations; that FIS or its affiliates will perform the requirements of the Funds’ CIP including, but not limited to, the OFAC regulations, on behalf of the Funds, and Client, Client’s affiliates and the Funds may continue to rely on FIS pursuant to Section 326.

(b)Each party acknowledges and agrees that neither party is undertaking to detect or investigate potentially suspicious activity or file SARs on behalf of the other party; neither party is assuming any liability for the other party’s failure to comply with its independent obligations to detect suspicious transactions and to report such suspicious transactions pursuant to applicable law.

(c)To assist the trusts in fulfilling its SARS obligation, FIS will:

i)implement and maintain a system reasonably designed to monitor for certain potentially suspicious transactions (the “Transaction Monitoring System”) and will implement policies, procedures and controls reasonably designed to monitor and detect potentially suspicious transactions.; and

ii)review the relevant output of the Transaction Monitoring System, and any other materials identified and deemed to be relevant, including but not limited to information provided by Client; and

iii)escalate any potentially suspicious activity to the trusts’ AML officer for determination of filing of SAR if applicable.

vi.Perform such other related services as are required by the AML Program

(a)from time to time, if FIS, in its sole discretion deems necessary, reasonably request from Client, as part of the review described above, documents and information in Client’s possession or that Client can reasonably obtain (including as appropriate, but not limited to: the identity of all beneficial owners of, and persons authorized to transact in, the Funds; applications and other Fund opening paperwork; information about Shareholders’ employment, business, and/or source of funds; and an explanation of or documentation of transactions) that FIS reasonably requests with respect to such review; provided, however, notwithstanding anything herein to the contrary, Client will only produce documents and/or information pursuant to this paragraph if Client determines, in its sole and absolute discretion, that such production can be made pursuant to applicable law.

(b)Provide such documents and information in FIS’ possession or that FIS can reasonably obtain as more fully described, and pursuant to the limitations set forth, in this section. FIS will, as a service to Client, promptly following FIS’ receipt of information regarding the owner of any Account and certain other parties, provide such information to Client so that Client has the option of using such information as a tool to comply with Client’s independent obligations to detect and report suspicious activity.

Account ID: 244677; 244676; 244684	OID: 01080390	LR #: 00242918.0
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h.NSCC Services

i.NSCC Transaction processing in accordance with NSCC operating guidelines and Client’s operating model as defined by Client and agreed to by FIS, including review and resolution of NSCC transaction rejects in conjunction with broker/dealer back offices and Client.

ii.Daily (nightly) distribution of daily net asset values (“NAVs”) via NSCC operating protocols for those for parties that have activated the option to receive NAVs in this manner.

iii.Facilitation and support of monthly NSCC billing.

iv.Toll free support line providing a single point of contact for broker/dealer back offices.

i.Profile II Services

FIS will populate the Mutual Fund Profile II database ("Profile II") of the NSCC with the appropriate data for the pertinent record types with respect to the Funds. FIS will obtain the information set forth above from FIS' internal records, Funds’ prospectuses and other Funds’ documents, and third parties that provide services to the Funds or to FIS. FIS will use all commercially reasonable efforts to ensure that such information is accurate and updated on a timely basis, but FIS cannot guarantee that such information will be accurate or timely updated.

j.22c-2 Services

Program Launch Services

i.Perform business analysis, including review of: (i) Fund-specific market timing and redemption fee policies; (ii) Funds’ Intermediaries and trading practices; and (iii) NSCC/DTCC membership status.

ii.Organize Fund-specific rules and apply to a Rule 22c-2 (“Rule”) under the Investment Company Act of 1940 analytic database at the direction of the Fund(s)

iii.Upload or input setup data.

iv.Setup Rule system management reports.

v.Establish and confirm intermediary data delivery protocols, including intermediary contact information, trade detail request process and flows, exception process procedures, and trade detail delivery protocols.

vi.Perform Rule system user acceptance testing.

vii.Verify and test setup of Fund-specific system rules.

viii.Perform pass-through tests as necessary.

ix.Perform production testing of Rule system functionality.

Shareholder Information Agreement Services

i.Mail, negotiate, maintain, and track Shareholders’ information agreements (the "Shareholder Information Agreements") that Client's transfer agent, distributor, or other appropriate party shall enter into with such Intermediaries as may be mutually agreed upon by Client and FIS, which agreements will be based on the standard Investment Company Institute form with such modification as Client and FIS mutually agree upon (the "Approved Form").

ii.Provide monthly reporting to Client, its Board, and Client's Chief Compliance Officer ("CCO"') with respect to the status of each Shareholder Information Agreement until completion of the project.

Transaction Compliance Services

i.Establish system protocols with Intermediaries to transmit transaction data (which transaction data is intended to meet the requirements of the Rule) to Client or its designee on behalf of Client. This data may include tax identification numbers of Shareholders that purchased, redeemed, transferred, or exchanged shares held through an account with an Intermediary, and the amounts and dates of such Shareholders’ purchases, redemptions, transfers, and exchanges.

Trade monitoring services

i.Monitor the Funds' shareholders' trading activity periodically for adherence with the Funds' market timing policy and provide monthly reporting to Client, its Board, and CCO with respect to frequent trading activity, as defined in the Funds' policy. The reporting to be performed by FIS will include trade exception volumes (direct and Intermediary), correspondence volumes (direct and Intermediary), redemption fees applied (if applicable), redemption fees waived (if applicable) and Funds’ waivers of trade exceptions.

Account ID: 244677; 244676; 244684	OID: 01080390	LR #: 00242918.0
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Redemption fee oversight

i.For accounts held in FIS' transfer agent shareholder recordkeeping system, (i) monitor redemption fee application for Funds, (ii) monitor the payment of such redemption fees, (iii) track and report Funds’ waivers of such redemption fees when circumstances suggest an Intermediary is not assessing redemption fees or abusive market timing is occurring, (iv) follow-up with Intermediaries on the imposition and collection of such redemption fees on behalf of the Funds, and (v) provide monthly reporting to Client, its Board, and CCO.

Exception management

i.Communicate and follow-up with Intermediaries and Funds’ officers or designees on any identified exceptions to Funds' market timing policies. Actions might include requesting that the Intermediary provide more information on trading practices of an account owner, restricting or prohibiting further purchases or exchanges by a specific Shareholder who or which had engaged in trading that violated a Funds' market timing policies, or coordinating with Client and the distributor the termination of a selling group agreement.

Account ID: 244677; 244676; 244684	OID: 01080390	LR #: 00242918.0
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ANNEX B TO ATTACHMENT 2

Interval Fund Services

1.Scope of Services. FIS shall perform, as appropriate, for or on behalf of each Interval Fund (solely for purposes of this Annex B to Attachment 2, each an “I-Fund”) all services set forth in Annex A to Attachment 2 of the Agreement as reasonably determined by FIS upon consultation with the I-Fund to be appropriate for the I-Fund or as otherwise instructed in Written Instructions by the I-Fund, subject to the further terms of this Annex B to Attachment 2.

2.Purchases And Repurchases Through The NSCC. In lieu of performing the services set forth in Sections 3(a)(2) and 3(a)(3) of the Agreement, FIS shall perform the functions described in this Section 2 of Annex B to Attachment 2 with respect to the purchase and repurchase orders respecting I-Fund Shares received through the networking system of the NSCC. FIS shall perform the administrative and ministerial duties appropriate to (i) to open shareholder accounts pursuant to instructions received from financial intermediaries through the NSCC, and (ii) execute and process purchase and repurchase transactions pursuant to instructions received from financial intermediaries through the NSCC, with each of (i) and (ii) to occur in accordance with the “NSCC Process”, which is hereby defined to mean the reasonable processes, procedures, terms and conditions specified by the NSCC applicable to the I-Fund Shares and the instructions from financial intermediaries with respect to transactions in I-Fund Shares; provided, however, for clarification: (i) FIS shall have no responsibility or obligation of any nature (A) to obtain, review, retain, process or take any other act with respect to any physical documentation associated with the account opening instructions and purchase and repurchase instructions received from the NSCC and processed in accordance with this Section 2 of Annex B to Attachment 2, or (B) to review or determine whether the purchaser or the purchase order is eligible, qualified, authorized or otherwise approved by the I-Fund with respect to such purchase; (ii) as between the I-Fund and FIS, the I-Fund possesses the sole responsibility for complying with any applicable disclosure obligations, under law or otherwise, to financial intermediaries and I-Fund shareholders relating to the NSCC Process; and (iii) none of the provisions of Sections 3 or 4 of this Annex B to Attachment 2 shall apply to instructions received by FIS through the NSCC as contemplated by this Section 2 of Annex B to Attachment 2, except that Section 4(iv) of Annex B to Attachment 2 shall apply to the extent appropriate and I-Fund Shares submitted for repurchase in a repurchase offer pursuant to the NSCC Process shall be included in any proration occurring due to an over-subscribed I- Fund repurchase offer. FIS shall reject all purchase instructions for I-Fund Shares received through the NSCC after the Purchase Cut-Off Time (as defined below), if any is imposed, unless otherwise instructed in the I-Fund Procedures (as defined below).

3.Direct Purchases. In lieu of performing the services set forth in Section 3(a)(2) of the Agreement, FIS shall perform the following functions in connection with purchase orders for I-Fund Shares received directly by FIS through means other than the networking system of the NSCC:

(i)FIS will review Purchase Orders (as defined below) it receives from Persons (as defined below), the Distributor and from Approved Financial Intermediaries (as defined below) prior to the Purchase Cut-Off Time and exercise reasonable care to determine in accordance with the I-Fund Procedures whether the Purchase Order constitutes a “Conforming Purchase Order”, which is hereby defined to mean a Purchase Order with respect to which all the following criteria are satisfied, or a “Non-Conforming Purchase Order”, which is hereby defined to mean a Purchase Order with respect to which one or more of the following criteria are not satisfied:

(a)The purchase form and any accompanying documentation are in completed proper form and good order;

(b)The Purchase Order contains all information and documentation necessary or appropriate to create a shareholder account for the purchaser named in the subscription purchase form; and

(c)FIS has received confirmation that good funds in sufficient amount to pay for the purchase transaction have been received from the purchaser or have been credited to the account of the purchaser.

(ii)In the event FIS determines a Purchase Order to be a Non-Conforming Purchase Order, FIS shall correspond with the Person, the Distributor or the Approved Financial Intermediary who submitted the Non- Conforming Purchase Order (the “Submitter”) in accordance with applicable provisions of the I-Fund Procedures to attempt to assist with the completion or correction of the Non-Conforming Purchase Order into a Conforming Purchase Order. In the event FIS is unable to assist in the completion or correction of the Non- Conforming Purchase Order into a Conforming Purchase Order, FIS shall follow procedures set forth in the I- Fund Procedures or in the absence of such procedures will return the Non-Conforming Purchase Order to the Submitter.

(iii)In the event FIS determines a Purchase Order to be a Conforming Purchase Order (including Purchase Orders

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that were Non-Conforming Purchase Orders when received but have been remediated into Conforming Purchase Orders, including by any applicable Purchase Cut-Off Time) FIS shall, in accordance with the I- Fund’s prospectus:

(a)create a shareholder account in the I-Fund in accordance with the instructions of the Submitter;

(b)execute the Conforming Purchase Order by issuing a number of I-Fund Shares consistent with the Conforming Purchase Order, the amount of funds tendered in connection with the Purchase Order, the applicable NAV and any applicable sales load,

(c)credit the appropriate I-Fund shareholder account with the I-Fund Shares issued in accordance with clause (b); and

(d)record the Purchase Trade Date as the purchase date for the transaction effected pursuant to clause (b), unless no Purchase Trade Date has been imposed, in which case FIS shall record the purchase date in accordance with the Standard Procedures.

(iv)FIS will return to sender without processing (i) all Purchase Orders for I-Fund Shares received after the applicable Purchase Cut-Off Time, (ii) all Purchase Orders received prior to the Purchase Cut-Off Time that were Non- Conforming Purchase Orders when received and were not remediated into Conforming Purchase Orders by the Purchase Cut-Off Time, and (iii) all Purchase Orders withdrawn before the Purchase Cut-Off Time.

(v)FIS shall have no responsibility or obligation of any nature to review or determine whether a Person submitting a Purchase Order or the Purchase Order of a Person is eligible, qualified, authorized or otherwise approved by the I-Fund with respect to such purchase transaction.

4.In lieu of performing the services set forth in Section 3(a)(3) of the Agreement, FIS shall perform the following functions in connection with repurchase orders for I-Fund Shares received directly by FIS from I-Fund shareholders and not through the networking system of the NSCC:

(i)In the event FIS receives a Repurchase Order (as defined below) other than during a Repurchase Offer Period (as defined below) from a shareholder of the I-Fund, FIS shall return the Repurchase Order to the submitting shareholder without processing the order.

(ii)After FIS has received a copy of a Repurchase Offer Notice (as defined below) from the I-Fund, FIS shall, with respect to Repurchase Orders it receives during a relevant Repurchase Offer Period, review each Repurchase Order and exercise reasonable care to determine in accordance with the I-Fund Procedures (as defined below) whether the Repurchase Order constitutes a “Conforming Repurchase Order”, which is hereby defined to mean a Repurchase Order with respect to which all the following criteria are satisfied, or a “Non- Conforming Repurchase Order”, which is hereby defined to mean a Repurchase Order with respect to which one or more of the following criteria are not satisfied:

(a)A Repurchase Order must comply with any applicable requirements of the I-Fund Procedures and the Repurchase Offer Notice, must be tendered in proper form and must contain all information and consist of all documentation as FIS may reasonably determine necessary or appropriate.

(b)All required or permitted endorsements and signatures must in FIS’s reasonable judgment be valid and genuine; the requested repurchase must in FIS’s reasonable judgment be legally authorized, and in FIS’s reasonable judgment (I) no evidence of any nature whatsoever, whether credible or not credible, exists with respect to a claim adverse to such requested repurchase or the rights of the shareholder to submit a repurchase request, regardless of the merits of the claim; and (II) the Repurchase Order satisfies all applicable requirements for personal property and securities transfer as specified in the Standard Procedures.

(iii)In the event FIS determines a Repurchase Order to be a Non-Conforming Repurchase Order, FIS shall implement any appropriate procedures that may be contained in the I-Fund Procedures and in the event the Non- Conforming Repurchase Order cannot be converted into a Conforming Repurchase Order by the expiration of the Repurchase Offer Period, shall return the Non-Conforming Repurchase Order to the submitting shareholder, the Distributor or the Approved Financial Intermediary, as applicable, together with any written correspondence provided by the I-Fund.

(iv)In the event FIS determines a Repurchase Order to be a Conforming Repurchase Order (including Repurchase Orders that were Non-Conforming Repurchase Orders when received but have been remediated into Conforming

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Repurchase Orders by the close of the Repurchase Offer Period) and the Repurchase Order has not been withdrawn by the close of the Repurchase Offer Period, FIS shall perform the following functions, subject to any applicable provisions of the Repurchase Offer Notice, the Proration Conditions or I-Fund Procedures not in conflict with the following:

(a)Execute the Conforming Repurchase Order by debiting the appropriate number of I-Fund Shares from the relevant I-Fund shareholder account and cancelling such shares;

(b)Deliver to the Fund Custodian and the I-Fund or its designee a notification setting forth the number of I- Fund Shares repurchased by the I-Fund and make such additional entries in the I-Fund’s books and records to accurately reflect a reduction in the outstanding Shares of the I-Fund; and

(c)Upon receipt of the monies from the Fund Custodian in an amount appropriate for the particular repurchase, pay such monies to the tendering shareholder in accordance with the I-Fund Procedures.

(v)FIS will also return to sender without processing (i) all Repurchase Orders received prior to the close of the Repurchase Offer Period that were Non-Conforming Repurchase Orders when received and were not remediated into Conforming Repurchase Orders by the close of the Repurchase Offer Period, and (ii) all Repurchase Orders withdrawn before the close of the Repurchase Offer Period.

5. For purposes of this Annex B to Attachment 2:

(i)“Approved Financial Intermediary” means a broker-dealer, registered investment advisor or other financial intermediary that the I-Fund or the Distributor has identified in writing to FIS as authorized to purchase Shares of the I-Fund.

(ii)“Distributor” means Amundi Distributor US, Inc. and its legal successors and assigns.

(iii)“Person” means a person other than the Distributor and an Approved Financial Intermediary seeking to purchase and own I-Fund Shares directly with the I-Fund rather than beneficially through an account with an Approved Financial Intermediary.

(iv)“Proration Conditions” means any terms limiting the number of I-Fund Shares that will be accepted for repurchase in a repurchase offer, whether applied individually or in the aggregate, and any procedures or conditions governing the processing of Repurchase Orders in the event of an over-subscribed I-Fund repurchase offer (I) contained in the Repurchase Offer Notice and I-Fund Procedures, and (II) to the extent not contained in the Repurchase Offer Notice or I-Fund Procedures, reasonably adopted by FIS.

(v)“Purchase Cut-Off Time” means any time designated by the I-Fund on any date designated by the I-Fund (in the I-Fund Procedures, or if not contained in the I-Fund Procedures, in a Written Instruction) by which a NSCC purchase instruction and Conforming Purchase Order must be received by FIS in order to be processed for the purchase of I-Fund Shares.

(vi)“Purchase Order” means a purchase form or instructions for the purchase of I-Fund Shares and any accompanying documentation.

(vii)“Purchase Trade Date” means, if implemented by the I-Fund, the single trade date for all purchases of I-

Fund Shares as set by the I-Fund in the I-Fund Procedures, or, in the absence of such date in the I- Fund Procedures, in a Written Instruction, for Conforming Purchase Orders received on or prior to that date.

(viii)“Repurchase Order” means, collectively, written instructions on the repurchase form required by the I-Fund from a shareholder of the I-Fund, conforming to all requirements of such form, containing a request that some or all I- Fund shares held by the shareholder be repurchased by the I-Fund, together with any documentation accompanying such written instrument.

(ix)“Repurchase Offer Notice” means the written notification of a repurchase offer from the I-Fund sent to I- Fund shareholders containing the terms and conditions of the I-Fund’s offer to repurchase I-Fund Shares from I- Fund shareholders in the repurchase offer, including a designation of the Repurchase Offer Period (as defined below) together with any restrictions applicable to the repurchase offer, including without limitation any Proration Conditions.

(x)“Repurchase Offer Period” means the period during which a Repurchase Order must be received in order for

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the shareholder submitting the Repurchase Order to participate in the particular repurchase offer.

(xi)“I-Fund Procedures” means Standard Procedures supplemented by any exception procedures (as set forth in Annex A to Attachment 2 of the Order) relating to the purchase or repurchase of I-Fund Shares.

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ANNEX C TO ATTACHMENT 2

FIS shall provide the Services for the following Funds:

VICTORY PORTFOLIOS IV

Victory Pioneer Active Credit Fund

Victory Pioneer AMT-Free Municipal Fund

Victory Pioneer Balanced Fund

Victory Pioneer Bond Fund

Victory Pioneer CAT Bond Fund

Victory Pioneer Core Equity Fund

Victory Pioneer Disciplined Growth Fund

Victory Pioneer Disciplined Value Fund

Victory Pioneer Equity Income Fund

Victory Pioneer Equity Premium Income Fund

Victory Pioneer Floating Rate Fund

Victory Pioneer Fund

Victory Pioneer Fundamental Growth Fund

Victory Pioneer Global Equity Fund

Victory Pioneer High Income Municipal Fund

Victory Pioneer High Yield Fund

Victory Pioneer International Equity Fund

Victory Pioneer Mid Cap Value Fund

Victory Pioneer Multi-Asset Income Fund

Victory Pioneer Multi-Asset Ultrashort Income Fund

Victory Pioneer Securitized Income Fund

Victory Pioneer Select Mid Cap Growth Fund

Victory Pioneer Short Term Income Fund

Victory Pioneer Solutions – Balanced Fund

Victory Pioneer Strategic Income Fund

Victory Pioneer U.S. Government Money Market Fund

VICTORY VARIABLE INSURANCE FUNDS II

Victory Pioneer Bond VCT Portfolio

Victory Pioneer Equity Income VCT Portfolio

Victory Pioneer Fund VCT Portfolio

Victory Pioneer High Yield VCT Portfolio

Victory Pioneer Mid Cap Value VCT Portfolio

Victory Pioneer Select Mid Cap Value VCT Portfolio

Victory Pioneer Strategic Income VCT Portfolio

PIONEER ILS INTERVAL FUND

Pioneer ILS Interval Fund

Account ID: 244677; 244676; 244684	OID: 01080390	LR #: 00242918.0
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Attachment 3

BUSINESS CONTINUITY AND DISASTER RECOVERY ATTACHMENT

FIS has a Global Business Resilience (GBR) program and shall maintain recovery and response plans (“Plans”) designed to minimize the risks associated with crisis events affecting FIS’ ability to provide the Solution under the Order. Plans are designed to maintain a consistent provision of the Solution in the event of a crisis incident affecting FIS’ operations. FIS’ GBR program meets the FFIEC business continuity guidelines and the PS-Prep / ISO 22301 business continuity international standards or similar equivalent standards.

FIS’ collection of comprehensive and coordinated Plans are designed to address crisis response, continuity, and recovery needs for the Solution, including recovery time objective (RTO) and recovery point objective (RPO).

FIS provides a summary of the GBR program in the FIS Client Portal or upon written request. FIS’ RTO and RPO are as set forth in the Order, or if the Order is silent, as otherwise made available by FIS to Client in the FIS Client Portal. FIS will maintain adequate backup procedures in order to recover Client’s Data to such RPO and within the RTO. FIS validates the efficacy and viability of its Plans at least annually to confirm viability and provide assurance of resilience capabilities as well as the readiness of Plans’ participants. Recovery exercise results are provided to Client via the FIS Client Portal or upon request.

1.DEFINITIONS

1.1.Unless otherwise stated in this Attachment, words and expressions defined in the Order shall have the same meaning when used in this Attachment. In addition, for the purposes of this Attachment, the following definitions shall apply:

Business Continuity (BC) Plan	means FIS’ business-based recovery plan for business processes identified as being critical or essential and maintained in readiness for use in a
Disruption or disaster to enable FIS to continue to deliver the Solution in accordance with the requirements of the Order.
Business Impact Analysis (BIA)	the BIA identifies risks, Recovery Time Objectives (RTO), Recovery Point
Objectives (RPO), assigns recovery priority by RTO, determines planning requirements and defines strategies to meet recovery requirements and mitigate risks for each FIS Line of Business.
Disaster	a disaster is a sudden unplanned catastrophic event or condition causing unacceptable damage or loss. The event compromises FIS’ ability to provide critical functions, processes, or services for some unacceptable period and leads management to invoke the appropriate BC Plan and/or DR Plan.
Disaster Declaration	a Plan Activation due to a Disaster or Disruption may result in a Disaster
Declaration in cases such as a facility wide event (including data centers)
triggering the move to a secondary location.
Disaster Recovery (DR) Plan	means the relevant FIS’ location based recovery plan for services and other technology identified as being critical or essential, with the procedures set out in such DR Plan intended to achieve recovery of the Solution in accordance with the RTO and RPO.
Disruption	means any event or circumstance which has or is likely to have an adverse impact on the ability of FIS to provide the Solution to the standard required by the Order.
Global Business Resilience	a continuous process of assessing, planning, training, exercising and
(GBR) Program	improving a “best-in-class” program that puts business continuity and disaster recovery at the forefront, providing a framework for building organizational resilience.
Plan Activation	means the process of classifying incidents by type and severity level (which incidents may become either a Disruption or a Disaster) to identify whether the BC Plan and/or DR Plan is to be utilized and the team to be activated after assessment, trigger review and the need for escalation/de-escalation.
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Recovery Point Objective (RPO) (4 hours or less)

Recovery Time Objective (RTO) (30 minutes or less)

2.PURPOSE OF THIS ATTACHMENT

means the maximum targeted period (from the time of Disaster Declaration) in which data might be lost from an IT service due to a Disruption or crisis.

means the time goal (from the time of Disaster Declaration) for the restoration and recovery of functions or resources based on the acceptable down time and acceptable level of performance in case of a catastrophic disruption of operations.

2.1.This Attachment sets out FIS’ obligations for ensuring continuity of the Solution in the circumstances of

Disruption or Disaster (including where it results in a Disaster Declaration) and for restoring the delivery of the Solution to the agreed level of performance (as set out in the Order) through business continuity, disaster recovery and crisis management procedures.

The GBR Program summary and other program documentation is available to Client via the FIS Client Portal or upon request.

2.2.In the event of a Plan Activation, FIS will communicate with Client per the FIS crisis communications protocol i.e., all internal and external communications designed to ensure communications or potential communications that could be released about a significant event that impacts Client are authorized by management and validated by the appropriate subject matter experts in a timely manner.

DEVELOPMENT OF BC AND DR PLAN

2.3.The BC and DR Plans shall detail the processes and arrangements which FIS shall follow to ensure continuity of the business functions and technology operations supporting the Solution following any failure or Disruption of any element of the Solution resulting in a Plan Activation or Disaster Declaration.

2.4.FIS shall ensure that its critical subcontractors' (if any) are included in the dependency section of the BC and DR Plans.

2.5.The BC and DR Plans shall:

2.5.1.Include, but not be limited to, scenarios such as loss of staff, loss of premises, cyber events, and pandemic;

2.5.2.be developed based on the results of a formal Business Impact Analysis (BIA) that is reviewed and updated on an annual basis;

2.5.3.set out how its business continuity, disaster recovery and crisis management elements coordinate, and the process for invocation; and

2.5.4.provide for documentation of processes, including business processes, and procedures.

In addition, the BC Plan shall include the following:

2.5.5.the alternative processes (including business processes), options and responsibilities that may be adopted so that FIS can continue to perform its obligations under the Order (including meeting the RTO and RPO) in the event of a failure in or Disruption to the Solution (or the processes or functions underlying the provision of the Service) that result in a Plan Activation or Disaster Declaration; and

2.5.6.following any such Plan Activation or Disaster Declaration, steps will be taken by FIS upon resumption of the Solution in order to address any prevailing effect of the failure or Disruption including a root cause analysis of the failure or Disruption.

2.6.The BC and DR Plans shall be designed to ensure that:

2.6.1.the Solution are provided in accordance with the Order at all times before and after the invocation of the BC and DR Plans;

2.6.2.they align with the relevant provisions of ISO22301:2012 (as updated or replaced from time to time) and other applicable industry standards and relevant regulatory requirements from time to time in force and which FIS is subject to as the provider of the Solution; and

2.6.3.there is a process for the management of business continuity, disaster recovery and crisis management testing detailed in the GBR Program.

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3.REVIEW AND AMENDMENT OF THE BC AND DR PLANS

3.1.FIS shall review (and if deemed necessary, update) part or all of the BC and DR Plans:

3.1.1.on at least an annual basis or, if necessary, following any major change;

3.1.2.following an invocation pursuant to paragraph 6 (Invocation of the Business Continuity & Disaster Recovery) of this Attachment; and

3.1.3.where a regulator having jurisdiction over FIS requests any necessary additional reviews (over and above those provided for in paragraphs 4.1.1 and 4.1.2 above).

4.TESTING OF THE BC AND DR PLANS

4.1.FIS shall test the BC and DR Plans in line with FIS policy requirements (at least annually) and at the frequency specified within regulatory requirements FIS is subject to as the provider of the Solution and/or if needed necessary following a significant change.

4.2.Any issues identified during such testing that are specific to Client will be addressed in a letter to Client.

4.3.FIS shall, within forty-five (45) days of the conclusion of each test:

4.3.1.provide disaster recovery test exercise results via the FIS Client Portal or upon request, that summarizes the outcome of the test against test scope/criteria; and

4.3.2.summarize any failures to achieve the RTO and RPO.

Any test failures (including failures to achieve the RTO and RPO) will be monitored for appropriate tracking, remediation and re-testing.

4.4.Where applicable, FIS shall invite Client to participate in the relevant annual disaster recovery test per FIS standard protocols.

4.5.Cloud based application disaster recovery testing varies based on the cloud technology architecture employed. Supplemental disaster recovery exercise results are made available upon request.

5.INVOCATION OF THE BUSINESS CONTINUITY & DISASTER RECOVERY

5.1.In the event of a Disaster Declaration, FIS shall implement those procedures in respect of the Solution as are detailed in the appropriate BC and DR Plans. FIS shall inform Client promptly and according to FIS’ crisis communications protocol of such invocation.

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Attachment 4

Client Standard Terms and Conditions for

Background Screening

1.Each Worker will have satisfactorily passed a Background Screening set forth below by a security agency acceptable to Client such as, by way of example and not limitation, (i) Sterling, (ii) Kroll, (iii) Choicepoint, (iv) Good Egg, (v) HireRight, (vi) E&Y, (vii) KPMG, (viii) FADV, (ix) Pinkerton, (x) Authbridge, or (xi) ACheck.

If FIS has conducted and a Worker providing Services hereunder has passed, within the past five years prior to deploying personnel to provide Services hereunder, a background screening equivalent to the Background Screening required herein, no additional background screening is required. Notwithstanding, Client may request that FIS conduct a new background search of any Worker providing services in excess of five years to Client’s account.

2.The Background Screening must include a review of the following and, unless otherwise stated, covering the past ten years or such shorter period for which records exist in such state/county (the “Look-Back Period”), to achieve acceptable results:

2.1.Personal Data verification, including a complete social security or tax identification number trace for which historical addresses of residence, employment (in accordance with Section 2.3 below) and education (in accordance with Section 2.4 below) covering the Look-Back Period can be confirmed;

2.2.Federal and State/County criminal records check (current and former state/county of residence during the Look-Back Period),

2.3.employment covering the past five years,

2.4.highest education in the Look-Back Period; and

2.5.OFAC List verification.

3.Any Worker who has failed to disclose any prior criminal convictions and/or is found to have provided any materially false or inaccurate information pertaining to their application for employment with FIS when compared with the background screening results as set forth in this Attachment, shall not perform and/or be immediately removed from providing any Services either directly or indirectly for Client.

4.If FIS becomes aware of a Worker’s arrest while performing services hereunder, FIS will promptly review any available information concerning such arrest and take appropriate action where permitted by state and local law and will notify Client if permitted by applicable law.

5.For any newly onboarded Worker, if such Worker, regardless of citizenship or nationality, including U.S. citizenship, has resided outside of the U.S. for a period of one year or greater over the past seven years or resides outside the U.S., then, an international background screening of such Worker will be required separately or in addition to any applicable U.S. background screening.

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Attachment 5

SERVICE STANDARDS

In the event that FIS fails to meet the same service standards listed below for three consecutive months, FIS must remedy the deficiency by meeting the standard in the next month. IF FIS does not meet the standard in the next month, the Trusts shall have the right, exercisable over the next thirty days, to terminate this Order upon sixty days’ written notice to FIS. Any failure to meet the standard due to a circumstance outside of FIS’ control shall not be deemed a failure by FIS to meet the standard. For the purposes of this Attachment 5, the services that FIS provides to the Trusts, other than with respect to telephone servicing, shall be aggregated with the services that FIS provides to its other mutual fund clients and FIS’ performance shall be determined accordingly.

Item	Standard
Financial Transactions	98%
Maintenance Transactions	98%
New Accounts	95%
ASA	85% (in 20 seconds or less standard)
Abandoned Calls	<3%
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